Exhibit 10.3

MEZZANINE LOAN AGREEMENT
between

777 TOWER MEZZANINE, LLC, a Delaware limited liability company, as Borrower

and

MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company, as Lender

Entered into as of October 31, 2019

LOAN NO. 19-022

Page

ARTICLE 1. DEFINITIONS		1
1.1	DEFINED TERMS	1
1.2	SCHEDULES AND EXHIBITS INCORPORATED	24
1.3	PRINCIPLES OF CONSTRUCTION	24
ARTICLE 2. LOAN		25
2.1	LOAN	25
2.2	INTENTIONALLY OMITTED	25
2.3	LOAN DOCUMENTS	25
2.4	EFFECTIVE DATE	25
2.5	MATURITY DATE	25
2.6	INTEREST ON THE LOAN; LOAN PAYMENT; LATE FEES	25
2.7	PAYMENTS	28
2.8	FULL REPAYMENT AND RELEASE	29
2.9	INTENTIONALLY OMITTED	30
2.10	INTENTIONALLY OMITTED	30
2.11	TAXES; FOREIGN LENDERS	30
2.12	ADDITIONAL COSTS; CAPITAL ADEQUACY	33
2.13	COMPENSATION	35
2.14	TREATMENT OF AFFECTED LOANS	35
2.15	INTENTIONALLY OMITTED	35
2.16	INTENTIONALLY OMITTED	35
2.17	NOTICE OF ADVANCE	35
2.18	FUNDING OF LOAN	36
ARTICLE 3. DISBURSEMENT		36
3.1	CONDITIONS PRECEDENT	36
3.2	ACCOUNT, PLEDGE AND ASSIGNMENT	38
3.3	FUNDS TRANSFER DISBURSEMENTS	39
3.4	ADVANCES	39
3.5	DOCUMENTS TO BE FURNISHED FOR EACH ADVANCE	41
3.6	NO DUTY TO INSPECT	41
ARTICLE 4. AFFIRMATIVE COVENANTS		42
4.1	PRESERVATION OF EXISTENCE AND SIMILAR MATTERS	42
4.2	COMPLIANCE WITH APPLICABLE LAW	42
4.3	MAINTENANCE OF PROPERTY	42
4.4	PAYMENT OF TAXES AND CLAIMS	42
4.5	INSPECTIONS	43
4.6	USE OF PROCEEDS	43
4.7	MATERIAL CONTRACTS	43
4.8	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS	43
4.9	THE IMPROVEMENTS	45
4.10	TI/LC WORK	45

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(continued)
Page

ARTICLE 5. INSURANCE		45
5.1	REQUIRED INSURANCE	45
5.2	INTENTIONALLY OMITTED	46
ARTICLE 6. REPRESENTATIONS AND WARRANTIES		46
6.1	AUTHORITY/ENFORCEABILITY	46
6.2	BINDING OBLIGATIONS	46
6.3	FORMATION AND ORGANIZATIONAL DOCUMENTS	47
6.4	NO VIOLATION	47
6.5	COMPLIANCE WITH LAWS	47
6.6	LITIGATION	47
6.7	FINANCIAL CONDITION	47
6.8	NO MATERIAL ADVERSE CHANGE	47
6.9	SURVEY	48
6.10	ACCURACY	48
6.11	TAX LIABILITY	48
6.12	TITLE TO ASSETS; NO LIENS	48
6.13	MANAGEMENT AGREEMENT	49
6.14	UTILITIES	49
6.15	FEDERAL RESERVE REGULATIONS	49
6.16	LEASES	49
6.17	BUSINESS LOAN	49
6.18	PHYSICAL CONDITION	49
6.19	FLOOD ZONE	50
6.20	CONDEMNATION	50
6.21	NOT A FOREIGN PERSON	50
6.22	SEPARATE LOTS	50
6.23	AMERICANS WITH DISABILITIES ACT COMPLIANCE	50
6.24	ERISA	50
6.25	INVESTMENT COMPANY ACT	50
6.26	OFAC	50
6.27	SOLVENCY	51
6.28	ASSESSMENTS	51
6.29	USE OF PROPERTY	51
6.30	NO OTHER OBLIGATIONS	51
6.31	REA Representations	51
6.32	Co-Ownership Agreement Representations.	51
6.33	MORTGAGe Loan	52
6.34	AFFILIATE DEBT	52
6.35	LABOR	52
6.36	ANTI-CORRUPTION LAWS AND SANCTIONS.	52
6.37	MATERIAL CONTRACTS.	53
6.38	Borrower STATUS.	53
ARTICLE 7. HAZARDOUS MATERIALS		53
7.1	SPECIAL REPRESENTATIONS AND WARRANTIES	53
7.2	HAZARDOUS MATERIALS COVENANTS	54
7.3	INSPECTION BY LENDER	55
7.4	HAZARDOUS MATERIALS INDEMNITY	55

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(continued)
Page

7.5	LEGAL EFFECT	55
7.6	ENVIRONMENTAL IMPAIRMENT	56
ARTICLE 8. CASH MANAGEMENT		56
8.1	DEPOSIT ACCOUNT AGREEMENT	56
8.2	security interest	56
8.3	Mortgage Loan Cash Management	57
ARTICLE 9. ADDITIONAL COVENANTS OF BORROWER		58
9.1	EXPENSES	58
9.2	ERISA COMPLIANCE	58
9.3	LEASING	58
9.4	APPROVAL OF LEASES	60
9.5	OFAC	61
9.6	FURTHER ASSURANCES	61
9.7	ASSIGNMENT	61
9.8	MANAGEMENT AGREEMENT	62
9.9	COMPLIANCE WITH APPLICABLE LAW	62
9.10	SPECIAL COVENANTS; SINGLE PURPOSE ENTITY	62
9.11	INTENTIONALLY OMITTED	68
9.12	PAYMENT OF PROPERTY TAXES, ETC	68
9.13	DSCR	69
9.14	COMPLIANCE WITH ANTI-CORRUPTION LAWS AND SANCTIONS	69
9.15	ESCROW FUND	69
9.16	INTEREST RATE PROTECTION AGREEMENTS	69
9.17	GUARANTOR COVENANTS	70
9.18	RESTRICTED PAYMENTS	71
9.19	MORTGAGE LOAN DOCUMENTS	71
9.20	REA Covenants	71
9.21	DISREGARDED ENTITY	71
9.22	Co-Ownership Agreement Covenants	71
9.23	NO LLC DIVISION	73
9.24	INTERCREDITOR AGREEMENT	73
9.25	MATERIAL CONTRACTS; ORGANIZED LABOR AGREEMENTS	73
9.26	Borrower Status	73
ARTICLE 10. REPORTING COVENANTS		74
10.1	FINANCIAL INFORMATION	74
10.2	BOOKS AND RECORDS	76
10.3	INTENTIONALLY OMITTED	76
10.4	INTENTIONALLY OMITTED	76
10.5	INTENTIONALLY OMITTED	76
10.6	KNOWLEDGE OF DEFAULT; ETC	76
10.7	LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION	76
10.8	ENVIRONMENTAL NOTICES	76
ARTICLE 11. DEFAULTS AND REMEDIES		76
11.1	DEFAULT	76
11.2	ACCELERATION UPON DEFAULT; REMEDIES	79
11.3	DISBURSEMENTS TO THIRD PARTIES	81

iii

(continued)
Page

11.4	COSTS OF ENFORCEMENT; REPAYMENT OF FUNDS ADVANCED	81
11.5	RIGHTS CUMULATIVE, NO WAIVER	81
11.6	INTENTIONALLY OMITTED	81
ARTICLE 12. THE LENDER; MORTGAGE LOAN PROVISIONS		81
12.1	Reimbursement for Protective Advances	81
12.2	SETOFF	81
ARTICLE 13. MISCELLANEOUS PROVISIONS		83
13.1	INDEMNITY	83
13.2	FORM OF DOCUMENTS	84
13.3	NO THIRD PARTIES BENEFITED	84
13.4	NOTICES	84
13.5	ATTORNEY-IN-FACT	84
13.6	ACTIONS	84
13.7	RELATIONSHIP OF PARTIES	85
13.8	DELAY OUTSIDE LENDER’S CONTROL	85
13.9	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	85
13.10	IMMEDIATELY AVAILABLE FUNDS	85
13.11	AMENDMENTS AND WAIVERS	85
13.12	SUCCESSORS AND ASSIGNS	86
13.13	STAMP, INTANGIBLE AND RECORDING TAXES	88
13.14	LENDER’S DISCRETION	88
13.15	LENDER	88
13.16	TAX SERVICE	88
13.17	WAIVER OF RIGHT TO TRIAL BY JURY	88
13.18	SEVERABILITY	88
13.19	TIME	89
13.20	HEADINGS	89
13.21	GOVERNING LAW	89
13.22	USA PATRIOT ACT NOTICE; COMPLIANCE	90
13.23	INTENTIONALLY OMITTED	90
13.24	INTEGRATION; INTERPRETATION	90
13.25	JOINT AND SEVERAL LIABILITY	90
13.26	COUNTERPARTS	90
13.27	LIMITED RECOURSE	91
13.28	REMEDIES OF BORROWER	91
13.29	CONFLICTS	91
13.30	CONSTRUCTION OF DOCUMENTS	91
13.31	INTENTIONALLY OMITTED	91
13.32	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	91
13.33	DISCUSSIONS WITH MORTGAGE LENDER	92

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EXHIBITS AND SCHEDULES

SCHEDULE I – PRO RATA SHARES

SCHEDULE II – EXISTING LEASES/RENT ROLL

SCHEDULE III – LITIGATION DISCLOSURE

SCHEDULE IV – ENVIRONMENTAL REPORTS

SCHEDULE V – REAs

SCHEDULE VI – QUALIFIED MANAGERS

SCHEDULE VII – MINIMUM LEASING GUIDELINES

EXHIBIT A – DESCRIPTION OF PROPERTY

EXHIBIT B – DOCUMENTS

EXHIBIT C – INTENTIONALLY OMITTED

EXHIBIT D – FORM OF REQUEST FOR ADVANCE

EXHIBIT E – INTENTIONALLY OMITTED

EXHIBIT F – INTENTIONALLY OMITTED

EXHIBIT G – ORGANIZATIONAL CHART

EXHIBIT H – INTENTIONALLY OMITTED

EXHIBIT I-1 - FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-2 - FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-3 - FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-4 - FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT J - TI/LC EXISTING OBLIGATIONS SCHEDULE

EXHIBIT K – FORM OF BORROWING CERTIFICATE

v

MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT (“Agreement”) dated as of October 31, 2019, by and among 777 TOWER MEZZANINE, LLC, a Delaware limited liability company, as Borrower (“Borrower”), and MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

R E C I T A L S

A.	Borrower owns one hundred percent (100%) of the limited liability company interests in Maguire Properties – 777 Tower, LLC, a Delaware limited liability company (“Mortgage Borrower”). Mortgage Borrower owns certain the real property (together with the improvements now or hereafter existing thereon, collectively, the “Property”) commonly known as 777 Tower located at 777 South Figueroa Street, Los Angeles, California, and more particularly described in Exhibit A hereto.

B.	Borrower desires to obtain the Loan (as hereinafter defined) from Lender, and Lender is willing to make the Loan to Borrower subject to, and in accordance with, the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1               DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Acceptable Counterparty” shall have the meaning given to such term in Section 9.16(a).

“Acceptable Issuer” shall have the meaning given to such term in the definition of Letter of Credit.

“Account Collateral” means: (i) any Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such accounts from time to time; (ii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iii) to the extent not covered by clauses (i) and (ii) above, all “proceeds” (as defined under the UCC as in effect in the jurisdiction in which any of such accounts is located) of any or all of the foregoing.

“Accounts” has the meaning given to such term in Section 8.2.

“ADA” shall have the meaning given to such term in Section 6.23.

“Additional Costs” has the meaning given that term in Section 2.12(b).

“Agent” means Wells Fargo Bank, National Association, or any successor Agent appointed pursuant to the Mortgage Loan Agreement.

“Advance” shall mean each advance of portions of the Loan in accordance with Section 3.1 and/or Section 3.4 hereof.

“Affiliate” means, with respect to any Person, (a) in the case of any such Person which is a partnership or limited liability company, any general partner or managing member in such partnership or limited liability company, respectively, and (b) any other Person which is directly or indirectly controlled by, controls or is under common control with such Person or one or more of the Persons referred to in the preceding clause (a); provided, however, in no event shall Lender or its Affiliates be deemed to be an Affiliate of Borrower or Guarantor.

“Agreement” shall have the meaning given to such term in the preamble hereto.

“Alteration Threshold” shall have the meaning given to such term in the Mortgage Loan Agreement.

“Alternate Rate” is a rate of interest per annum equal to three percent (3%) in excess of the applicable Effective Rate in effect from time to time.

“Annual Budget” shall mean the operating budget, including all planned capital expenditures and leasing costs, for the Property prepared by Mortgage Borrower for the applicable fiscal year or other period.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; (c) any anti-bribery or anti-corruption laws, regulations or ordinances in the European Union; and (d) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business.

“Anti-Money Laundering Laws” means applicable laws, regulations or ordinances in (i) the European Union or (ii) any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators and shall include, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws, any certificate of occupancy and any zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation applicable to the Property.

“Applicable LIBOR Rate” means the rate of interest, equal to the sum of: (a) four and fifteen one hundredths percent (4.15%) plus (b) LIBOR.

“Appraisal” means, with respect to the Property, an M.A.I. appraisal commissioned by and addressed to Lender (acceptable to Lender as to form, substance and appraisal date), prepared by a professional appraiser acceptable to Lender, having at least the minimum qualifications required under FIRREA, and determining both the “as is” market value of the Property as between a willing buyer and a willing seller and the “stabilized value” of the Property.

“Approved Annual Budget” shall have the meaning given to such term in Section 10.1(e).

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“Approved Fund” means any Fund that is administered or managed by (a) Lender, (b) an Affiliate of Lender, or (c) an entity or an Affiliate of any entity that administers or manages Lender.

“Assignee” shall have the meaning given to such term in Section 13.12(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BAM” Brookfield Asset Management Inc., a Canada corporation.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Base Rate” means (a) the sum of: (i) the LIBOR Market Index Rate and (ii) 1.60% or (b) if for any reason the LIBOR Market Index Rate is unavailable (for the avoidance of doubt, other than after the Benchmark Unavailability Period), the sum of: (i) the Federal Funds Rate and (ii) the Federal Funds Rate Spread. For purposes of determining the Base Rate, the Base Rate shall be reset daily based upon changes in the LIBOR Market Index Rate or the Federal Funds Rate, as applicable.

“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Lender and Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one and one half percent (1.5%), the Benchmark Replacement will be deemed to be one and one half percent (1.5%) for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (including any determination of the Benchmark Replacement Adjustment determined by Mortgage Borrower and Agent pursuant to the terms of the Mortgage Loan Agreement).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Lender decides may be appropriate to reflect the

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adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement after consultation in good faith with Agent with respect to Benchmark Replacement Conforming Changes pursuant to the Mortgage Loan Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

1.	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

2.	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

1.	a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

2.	a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

3.	a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event or of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Lender by notice to Borrower (after consultation in good faith with Agent with respect to Benchmark Replacement Conforming Changes pursuant to the Mortgage Loan Agreement).

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such

4

Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 2.6(e)(i)(B) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section 2.6(e)(i)(B).

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Border Zone Property” means any property designated as “border zone property” under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith.

“Borrower” shall have the meaning given in the preamble hereto and shall include Borrower’s successors and permitted assigns.

“Borrower Related Parties” shall have the meaning given to such term in Section 13.27.

“Borrowing Group” means, individually and collectively: (a) Borrower, (b) any Affiliate or subsidiary of Borrower including, without limitation, any Affiliate or subsidiary that owns any collateral securing any part of the Loan, any Guaranty or any Loan Document, (c) any Guarantor and (d) any officer, director or employee of any of the foregoing.

“BPY” means Brookfield Property Partners L.P., a Bermuda limited partnership.

“Brookfield Parent” means BPY and/or BAM.

“Brookfield Parent Controlled Fund” shall mean a fund Controlled by a Brookfield Parent that invests primarily in commercial real estate assets, which fund is or is expected to be formed as a limited partnership or limited liability company (with potential parallel vehicles for different types of investors or investments), which fund shall be a so called (a) “open-end” fund or (b) “closed-end” fund which has a term extending at least five (5) years after the Maturity Date. Interests in such a fund shall be owned primarily by a variety of institutional investors. In order for such a fund to constitute a Brookfield Parent Controlled Fund, such fund shall (i) have satisfied all of the conditions set forth in clause (i)(c) of the definition of Permitted Transfer and (ii) at all times be directly or indirectly Controlled by a Brookfield Parent.

“Business Day” means (a) any day of the week other than Saturday, Sunday or other day on which the offices of Agent in New York, New York are authorized or required to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

“Calculated Debt Service” means, as of the applicable date of determination, the sum of (x) Calculated Mortgage Debt Service plus (y) Calculated Mezzanine Debt Service.

“Calculated Mezzanine Debt Service” means , as of the applicable date of determination, the greatest of: (a) the amount of interest and principal actually paid on account of the Loan during the preceding three (3) months, annualized, (b) the annual payment of principal plus interest required to fully amortize a loan in the then-outstanding principal balance of the Loan over a thirty (30) year amortization period, assuming such loan were to bear interest at a rate equal to the yield on then-current 10-year U.S.

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Treasury Bonds plus 4.15% or (c) the amount obtained by multiplying the outstanding principal balance of the Loan by a debt constant of 7.0%.

“Calculated Mortgage Debt Service” means “Calculated Mortgage Debt Service,” as defined in the Mortgage Loan Agreement.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) (excluding Leases) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Cash” shall mean coin or currency of the United States of America or immediately available funds, including such funds delivered by wire transfer.

“Casualty” shall have the meaning given to such term in Section 4.8(a).

“Casualty Threshold” shall have the meaning given to such term in the Mortgage Loan Agreement.

“Certificate of Division” – means a certificate, registration statement or any other document required to be filed with any applicable Governmental Authority in order to legally effectuate an LLC Division, including, without limitation, a certificate of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Change of Control” means any event (whether by management changes in Mortgage Borrower, Borrower or Guarantor or in any direct or indirect owner thereof, contractual agreement or otherwise) which results in a Brookfield Parent not having Control over Mortgage Borrower or Borrower.

“Co-Ownership Agreement” means that certain Amended and Restated Lot 4 Co-Ownership Agreement, dated as of September 10, 2014, by and among EYP Realty, LLC, BOP FigAt7th LLC, Borrower and Maguire Properties – 755 S. Figueroa, LLC, together with all amendments, restatements, memoranda or other modifications thereof made pursuant to the terms of the Loan Documents.

“Collateral” means (i) the Collateral (as defined in the Pledge Agreement) and, (ii) all other collateral with respect to which a Lien or security interest is granted to Lender pursuant to the Loan Documents.

“Commitment” means the amount for Lender set forth on Schedule I.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” (and the correlative terms “controlled by” and “controlling”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise (notwithstanding that other Persons may have the right to participate in or veto significant management decisions).

“Creditor’s Rights Laws” means with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

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“Debt” shall have the meaning given to such term in the Pledge Agreement.

“Debt Yield” means, as of the last day of the calendar month immediately preceding the applicable date of determination, the quotient (expressed as a percentage) obtained by dividing (a) NOI as of such date by (b) the aggregate outstanding principal balance of the Loan and the Mortgage Loan as of such date.

“Deed of Trust” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Effective Date, by Mortgage Borrower to TRSTE, INC., a Virginia corporation, as trustee for the benefit of Agent, as beneficiary for the benefit of Mortgage Lenders, as the same may be amended, supplemented, replaced or modified from time to time.

“Default” shall have the meaning given to such term in Section 11.1.

“Divided LLC” – means any LLC which has been formed upon the consummation of a LLC Division.

“Dollars” and “$” mean the lawful money of the United States of America.

“DSCR” shall mean, for any date of determination, the ratio of (i) NOI, divided by (ii) Calculated Debt Service.

“DSCR Certificate” shall mean a certificate from an officer of Borrower setting forth in reasonable detail (including as to each such separate item of Gross Operating Income and Operating Expenses) the calculation of DSCR for the applicable fiscal quarter and any calculations related thereto.

“DSCR Event” means any time that the DSCR (calculated at the end of the immediately preceding quarter) is less than the Minimum DSCR.

“Early Opt-in Election” means the occurrence of:

(i) a determination by Lender (after consultation in good faith with Agent and the applicable Mortgage Lenders with respect to any such determination pursuant to the Mortgage Loan Agreement) that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.6(e)(i)(B) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(ii) the election by Lender to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Lender of written notice of such election to Borrower.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall have the meaning given to such term in Section 2.4.

“Effective Rate” shall have the meaning given to such term Section 2.6(e).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) that is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Loan that is approved by Lender and meets the Eligibility Requirements (to be reasonably determined by Lender and Borrower unless a default exists) unless a Default exists, or, unless a Default exists, is otherwise approved by Borrower (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or Borrower’s Affiliates or Subsidiaries.

“Eligibility Requirements” – means, with respect to any Person, that such Person (a) has total assets (in name or under management) in excess of $1,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $500,000,000 and (b) is regularly engaged in the business of making or owning commercial real estate loans and/or mezzanine loans.

“Enforcement Action” means the exercise by Lender of its rights and/or remedies under the Loan Documents, including Lender’s or any third party’s acquisition of any direct or indirect membership interest in Mortgage Borrower as a result of its foreclosure on collateral granted to Lender as security under the Loan Documents.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Environmental Reports” means the environmental reports described on Schedule IV attached hereto.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time, any successor statute and any applicable regulations or guidelines promulgated thereunder.

“ERISA Affiliate” means any entity that is considered a single employer with Borrower or Mortgage Borrower or is required to be aggregated with Borrower or Mortgage Borrower, pursuant to Section 414 of the Internal Revenue Code or Section 4001(b) of ERISA.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) Lender acquires such interest in the Loan or Commitment or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.11(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning given to such term in the definition of “Prohibited Person.”

“Existing Leases” means the Leases set forth on Schedule II attached hereto.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal Funds brokers of recognized standing selected by Lender; provided, however, that if the Federal Funds Rate determined as provided above would be less than one quarter of one percent (0.25%), then the Federal Funds Rate shall be deemed to be one quarter of one percent (0.25%).

“Federal Funds Rate Spread” means, in connection with any use of the Federal Funds Rate for the Base Rate, the greater of (i) the difference (expressed as the number of basis points) obtained by subtracting (x) the Federal Funds Rate, determined as of the date for which LIBOR was last available from (y) the per annum interest rate payable hereunder in respect of a LIBOR Loan, in each case determined as of the date for which LIBOR was last available, and (ii) zero.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

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“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fitch” means Fitch, Inc.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Operating Income” shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property and Improvements) discounts or credits to the Borrower, income, proceeds of business interruption insurance, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any Person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property and Improvements, including, without limitation, from parking operations.  With respect to all financial reporting, Gross Operating Income shall be computed in accordance with GAAP or International Financial Reporting Standards but without taking into account straight-lining of rents, and, additionally, there shall be added to Gross Operating Income in the calculation of the same the amount of rent that would be payable under any Lease that includes “free rent” concessions to the tenant for the period immediately after the commencement of the term of such Lease as if the tenant had instead paid the full amount of rent during such free rent period.

“Guarantor” means Brookfield DTLA Holdings LLC, and any other Person which, in any manner, is or becomes obligated to Lenders under any guaranty now or hereafter executed with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Guaranty” means the Limited Guaranty referred to in the list of “Loan Documents” on Exhibit B hereto.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances”, “related substances”, “industrial solid wastes” or “pollutants”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any radioactive materials;

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(d) asbestos in any form; (e) toxic mold and (f) oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hazardous Materials Claims” shall have the meaning given to such term in Section 7.1(d).

“Hazardous Materials Laws” shall have the meaning given to such term in Section 7.1(b).

“Hazardous Materials Indemnity Agreement” means a Hazardous Materials Indemnity Agreement executed by Borrower and Guarantor in favor of Lender.

“Improvements” shall have the meaning given to such term in the Deed of Trust.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Initial Advance Amount” means the principal sum of the Loan in an amount equal to FORTY THREE MILLION ONE HUNDRED FIFTY-SEVEN THOUSAND FIVE HUNDRED SIXTY-FOUR AND 34/100 DOLLARS ($43,157,564.34) that Lenders agree to advance to Borrower on the Effective Date subject to satisfaction of the terms and conditions in this Agreement, including in Section 3.1 hereof.

“Initial Mortgage Loan Advance Amount” has the meaning given to such term in Section 6.33.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, executed by Agent, on behalf of Mortgage Lenders, and Lender, as amended, supplemented or otherwise modified from time to time.

“Interest Period” shall mean (a) for the initial interest period hereunder, the period commencing on the Effective Date and ending on November 9, 2019, and (b) for each interest period thereafter, the period commencing on the tenth (10th) day of a calendar month and continuing to and including the ninth (9th) day of the following calendar month; provided, that (i) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day.

“Interest Period Commencement Date” means the date upon which an Interest Period commences.

“Interest Rate Protection Agreement” means any rate cap entered into between Borrower and an Acceptable Counterparty, including, without limitation, the Required Hedge.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Grade” means a rating of at least BBB- by S&P or its equivalent by Fitch and/or Moody’s.

“IRPA Termination Fees” shall have the meaning given to such term in Section 2.7(c)(i).

“Lease” means any agreement for the leasing, subleasing, licensing or other occupancy of any portion of the Property.

“Lender” shall have the meaning provided in the introductory paragraph hereof.

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“Letter of Credit” means a transferable, irrevocable, unconditional, standby letter of credit in form and substance reasonably satisfactory to Lender, issued or confirmed by a financial institution with a long term debt obligation rating of “A-” or better as assigned by S&P (or a comparable long term debt obligation rating from another Rating Agency) and otherwise satisfactory to Lender (the “Acceptable Issuer”). The Letter of Credit shall be payable upon presentation of a sight draft only to the order of Lender. The Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods (unless such Letter of Credit provides that the Acceptable Issuer may elect not to renew the Letter of Credit upon written notice to the beneficiary at least thirty (30) days prior to its expiration date) and provide for multiple draws. The Letter of Credit shall be transferable by Lender and its successors and assigns at a New York City bank.

“LIBO Rate Period” means the period commencing on the tenth (10th) day of a calendar month and continuing to, but not including, the ninth (9th) Business Day of the next calendar month; provided, however, that no LIBO Rate Period shall extend beyond the Maturity Date.

“LIBOR” is, subject to the implementation of a Benchmark Replacement, the rate of interest, rounded to the nearest one-thousandth (1/1,000), per annum determined by Lender on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of each LIBO Rate Period, for a period approximately equal to such LIBO Rate Period, as published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the LIBO Rate Period (or if not so published, then as determined by Lender from another recognized source or interbank quotation); provided, however, that if LIBOR determined as provided above would be less than one and one-half percent (1.5%), then LIBOR shall be deemed to be one and one-half percent (1.5%).

“LIBOR Loan” means a Loan bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day for one-month deposits in U.S. Dollars at approximately 12:00 p.m. Eastern time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge, lien (statutory or other, including a mechanic’s, materialmen’s, landlord’s or similar lien) or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment or performance of any indebtedness or other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“LLC Division” means the division or divisive merger of any LLC into multiple entities or multiple series of the same entity pursuant to any applicable law, including, without limitation, pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Liquidation Event” means (i) any casualty to all or any portion of the Property, (ii) any condemnation of all or any portion of the Property, (iii) a Transfer of the Property in connection with

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realization thereon by Mortgage Lender following a Default under the Mortgage Loan, including without limitation a foreclosure sale, or (iv) any refinancing of the Property or the Mortgage Loan.

“Loan” means the loan that Lender agrees to make and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement in the original principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00).

“Loan Account” shall have the meaning given to such term in Section 2.9.

“Loan Documents” means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan Party” means the Borrower, Mortgage Borrower, Guarantor, and any other person or entity that is an Affiliate of the Borrower that is obligated under the Loan Documents, Mortgage Loan Documents or Other Related Documents.

“LTV (As-Is)” means the percentage obtained by dividing (a) the sum of the Initial Advance Amount and Initial Mortgage Loan Advance Amount by (b) the value of the Property based on an Appraisal dated not more than ninety (90) days prior to the Effective Date (which shall be the “as is” market value for the Property).

“LTV (As-Stabilized)” means the percentage obtained by dividing (a) the maximum principal balance of the Loan and the Mortgage Loan by (b) the “as stabilized” value of the Property based on, and as set forth in, an Appraisal dated not more than ninety (90) days prior to the Effective Date.

“Major Lease” means any office Lease which, together with any office Leases to one or more Affiliates of the proposed tenant thereunder, would demise in excess of 100,000 net rentable square feet, in each case, inclusive of any expansion space tenant is entitled to occupy through the unilateral exercise of rights provided in such tenant’s Lease (“Expansion Space”); provided, however, in the event that Lender shall disapprove any office Lease which would not be a Major Lease but for the inclusion of Expansion Space, then if such proposed Lease is modified to remove the option applicable to such Expansion Space such that the Lease is no longer a Major Lease, then such Lease shall cease to be deemed a Major Lease (for the avoidance of doubt and notwithstanding the foregoing, such office Lease shall otherwise be required to comply with the terms and conditions of Section 9.4).

“Manager” means Brookfield Properties Management (CA) Inc., a Delaware corporation.

“Management Agreement” shall have the meaning given to such term in Section 6.13.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower or Mortgage Borrower, (b) the ability of the Borrower, Mortgage Borrower or Guarantor to perform their respective obligations under any Loan Document or Mortgage Loan Document, as applicable, to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loan or the Mortgage Loan or other amounts payable in connection therewith.

“Material Contract” means any contract or other arrangement (other than Loan Documents, Leases, REAs that are expressly described on Schedule V attached hereto and the Co-Ownership Agreement), whether written or oral, to which Borrower or Mortgage Borrower is a party or is bound (including recorded encumbrances upon Mortgage Borrower’s Property), relating to the ownership, management, development,

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use, operation, leasing, maintenance, repair or improvement of the Property, as to which (a) the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect; or (b) either (i) there is an obligation of Borrower to pay more than $2,500,000, in the aggregate, in a twelve (12) month period, or (ii) (X) there is an obligation of Borrower to pay more than $1,500,000, in the aggregate, in a twelve (12) month period and (Y) the term thereof extends beyond two (2) years; provided, however, any contract or arrangement contemplated herein which is cancelable on sixty (60) days or less notice without requiring the payment of material termination fees or payments of any kind shall in no event be deemed a Material Contract.

“Maturity Date” means October 31, 2024.

“Maximum Future Advance Commitment” means SIX MILLION EIGHT HUNDRED FORTY-TWO THOUSAND FOUR HUNDRED THIRTY-FIVE AND 66/100 Dollars ($6,842,435.66).

“Mezzanine Deposit Account Agreement” shall have the meaning given to such term in Section 8.1.

“Modification” shall have the meaning given to such term in Section 9.3(b).

“Mortgage Advance” means an “Advance”, as defined in the Mortgage Loan Agreement.

“Mortgage Borrower” means Maguire Properties - 777 Tower, LLC, a Delaware limited liability company.

“Mortgage Lender” means, collectively, the financial institutions from time to time party to the Mortgage Loan Agreement as a “Lender”, together with their respective successors and permitted assigns.

“Mortgage Loan” means the loan in the original principal amount of Two Hundred Sixty-Eight Million Six Hundred Thousand and No/100 Dollars ($268,600,000.00) made by Mortgage Lenders to Mortgage Borrower, which loan is secured or to be secured by the Deed of Trust.

“Mortgage Loan Agreement” means that certain Mortgage Loan Agreement dated of even date herewith, between Mortgage Borrower, as borrower, Agent, Wells Fargo Securities LLC, as Sole Lead Arranger and Sole Bookrunner, and Mortgage Lender, as lenders, as the same may be amended, supplemented, replaced or modified from time to time to the extent permitted hereunder.

“Mortgage Loan Default” means a “Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Documents” means those documents executed in connection with the Mortgage Loan, as the same may be amended, supplemented, replaced or modified from time to time to the extent permitted hereunder.

“Mortgage Loan Liens” means the Liens in favor of the holder of the Mortgage Loan created pursuant to the Mortgage Loan Documents.

“Mortgage Loan Share” means the ratio, expressed as a percentage, of (a) the amount of the Mortgage Loan to (b) the aggregate amount of the Loan and the Mortgage Loan.

“Minimum DSCR” means the DSCR at the last day of each fiscal quarter of Borrower that is (x) during the period commencing on November 1, 2021, through and including October 31, 2022, at least

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0.93x; and (y) during the period commencing on November 1, 2022, through and including the Maturity Date, at least 1.00x.

“Minimum Leasing Guidelines” shall mean those certain minimum leasing guidelines set forth on Schedule VII.

“Moody’s” means Moody’s Investors Service, Inc.

“Multi-Asset Person” means (x) a Brookfield Parent or (y) (i) a Brookfield Parent Controlled Fund, (ii) an Affiliate of BAM or BPY, or (iii) another Person, that, for each of (i), (ii) or (iii), at the time the applicable pledge is made, such Person’s pro rata share of the net operating income from the Property is less than twenty-five percent (25%) of such Person’s aggregate gross income (to the extent such Person’s income is consolidated) or of such Person’s aggregate net income (to the extent such Person’s income is not consolidated), as applicable.

“Net Liquidation Proceeds After Debt Service” means with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) in the event of a Liquidation Event consisting of a casualty or condemnation, Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) in the event of a Liquidation Event consisting of a casualty or condemnation, the costs incurred by Mortgage Borrower in connection with a restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (iii) in the event of a Liquidation Event consisting of a casualty or condemnation or a Transfer, amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the event of a Liquidation Event consisting of a casualty or condemnation, those proceeds paid to Mortgage Borrower pursuant to the Mortgage Loan Agreement, (v) in the case of a foreclosure sale, disposition or transfer of the Property in connection with realization thereon following a Default under the Mortgage Loan, reasonable and customary costs and expenses of such sale or other disposition (including attorneys’ fees and brokerage commissions), (vi) in the case of a foreclosure sale, costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vii) in the case of a refinancing of the Mortgage Loan, costs and expenses (including attorneys’ fees) of such refinancing, and (viii) the amount of any prepayments required pursuant to the Mortgage Loan Documents in connection with any such Liquidation Event.

“Net Proceeds” shall have the meaning set forth in Section 4.8.

“Net Worth” means, for any Person, on any date of determination, an amount equal to the excess of the aggregate total assets of such Person at such time less the total aggregate liabilities of such Person at such time, determined in accordance with GAAP, International Financial Reporting Standards or other accounting methods reasonably approved by Lender. For purposes of Section 9.17(a), GAAP with adjustments to reflect properties at fair value will be deemed acceptable.

“NOI” means “NOI” as defined in the Mortgage Loan Agreement .

“Note” means that certain Mezzanine Promissory Note, in the principal amount of the Loan, executed by Borrower and payable to Lender, as hereafter amended, supplemented, replaced or modified.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loan; and (b) all other indebtedness, liabilities, obligations and covenants of Borrower owing to Lender of every kind, nature and description, under or in respect of this

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Agreement or any of the other Loan Documents, including, without limitation, fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Expenses” means the total of all expenditures, computed in accordance with GAAP or International Financial Reporting Standards, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation or duplication, the following expenses: (i) Taxes and assessments imposed upon the Property and Improvements; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake, windstorm and terrorism coverage) and liability insurance carried in connection with the Property and Improvements, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and Improvements and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property and Improvements; and (iv) operating expenses incurred by Mortgage Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property and Improvements (including, without limitation, management fees equal to the greater of (x) two and a half percent (2.5%) of Gross Operating Income from operations of the Property and (y) actual management fees paid) and any payments required to be made under or pursuant to the Co-Ownership Agreement or any REA. Operating Expenses shall not include any interest or principal payments on the Loan or the Mortgage Loan, other amounts payable to Agent or Mortgage Lender or Lender, as applicable, under the Mortgage Loan Documents or the Loan Documents (other than repayments by Borrower to Lender of Protective Advances made by Lender in respect of Operating Expenses), amounts paid or reserved for lease-up costs or capital expenditures, any allowance for depreciation, extraordinary non-recurring expenses, income and franchise Taxes of Mortgage Borrower, amortization and other non-cash expenditures, bank charges, corporate overhead costs allocated or charged to the Property, or audit and other fees incurred in connection with the requirements set forth in the Loan Documents or Mortgage Loan Documents, or national or regional marketing expenses allocated to the Property (but not direct marketing expenses solely attributable to the Property), or bad debt expenses not incurred during the trailing six month period as of the applicable date of determination.

“Operating Statement” shall have the meaning given to such term in Section 10.5.

“Optional Minimum DSCR Prepayment” shall have the meaning given to such term in Section 9.13(a).

“Organizational Documents” means (i) with respect to a corporation, such Person’s certificate of incorporation and bylaws, (ii) with respect to a partnership, such Person’s certificate of limited partnership and partnership agreement, and (iii) with respect to a limited liability company, such Person’s certificate of formation and limited liability company agreement.

“Organized Labor Agreement” shall have the meaning given to such term in Section 6.35.

“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Related Documents” means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owner’s Title Policy” means that certain ALTA owner’s policy of title insurance together with the mezzanine financing endorsement, issued in connection with the closing of the Loan insuring the Mortgage Borrower as the owner of the Property.

“Participant” shall have the meaning given to such term in Section 13.12.

“Patriot Act” shall have the meaning given to such term in Section 6.26.

“Payment Date” shall have the meaning given to such term in Section 2.6(a).

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under Applicable Law.

“Permitted Easement” means easements and other similar encumbrances (or amendments thereto) (i) approved by Lender, or (ii) entered into by Mortgage Borrower in the ordinary course of business for use, access, water and sewer lines, telephones and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easement or other similar encumbrance shall materially impair the use, operation or value of the Property or otherwise have a Material Adverse Effect; provided that in no event shall a Permitted Easement be deemed to include an “easement of light and air” or a transfer of any air or development rights or, unless otherwise approved by Lender in its reasonable discretion, parking rights.

“Permitted Indebtedness” shall have the meaning given to such term in Section 9.10(e).

“Permitted Investments” means any one or more of the following “cash,” “cash items,” or “government securities” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code: (i) direct obligations of United States of America, or any agency thereof, or obligations fully guaranteed as to payment of principal and interest by the United States of America, or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America, and provided, however, that any such investment must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (ii) deposit accounts with or certificates of deposit which are (a) fully FDIC-insured issued by any bank or trust company organized under the laws of the United States of America or any state thereof and short term unsecured certificates of deposits and time deposits which are rated A 1 or better by Standard & Poor’s Corporation or P 1 or better by Moody’s Investors Service, Inc., in each case maturing not more than 90 days from the date of acquisition thereof, and (b) in the case of certificates of deposit, are negotiable and have a ready secondary market in which such investment can be disposed of; and (iii) money market funds that are subject to regulation under the Investment Company Act of 1940, 15 U.S.C. 80a-1 et seq., and comply with the requirements of Rule 2a-7 thereof.

“Permitted Liens” means:

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(a)	Liens (other than environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet delinquent or which are contested in accordance with Section 4.4 of this Agreement;

(b)	All matters of record shown on the Owner’s Title Policy as exceptions to Mortgage Borrower’s coverage thereunder;

(c)	Customary equipment leases or financing with respect to equipment permitted pursuant to Section 9.10(e);

(d)	Liens in favor of Agent, for the benefit of Mortgage Lenders, under the Deed of Trust or any other Mortgage Loan Document;

(e)	Leases of the Improvements existing as of the date hereof or entered into in accordance with the terms hereof;

(f)	Non-disturbance agreements with tenants or subtenants (i) entered into as of the date hereof, (ii) required to be entered into under a Lease in effect on the date hereof (or hereafter approved by Lender), and (iii) entered into by Mortgage Borrower (A) where if the sublease being non-disturbed became a direct lease with Mortgage Borrower, such lease would not be a lease requiring the consent of the Lender, (B) where Lender has consented in writing to Mortgage Borrower entering into such non-disturbance or (C) where Agent has entered into a non-disturbance agreement with respect to the sublease in question;

(h)	Permitted Easements;

(i)	Liens approved by Lender; and

(j)	the Mortgage Loan Liens.

“Permitted Transfer” means (i) transfers of direct or indirect equity interests in the Borrower, provided that (a) BAM and/or BPY shall at all times Control Borrower, (b) BAM and/or BPY shall at all times following such transfer own, directly or indirectly, at least twenty-five percent (25%) of the membership interests in Borrower, (c) BAM and/or BPY and/or one or more Qualified Institutional Investors shall at all times following such transfer own, directly or indirectly, at least fifty-one percent (51%) of the membership interests in Borrower, (d) Guarantor shall at all times own, directly or indirectly, twenty-five percent (25%) of the membership interests of Borrower, and (e) for each proposed transferee under this clause (i) that, together with its Affiliates, will hold, directly or indirectly, ten percent (10%) or more of the direct or indirect equity interests in the Guarantor and did not hold, directly or indirectly, ten percent (10%) or more of the direct or indirect equity interests in Guarantor prior to such transfer, such transferee shall not be a Prohibited Person or a Sanctioned Person, and shall have satisfied each Lender’s reasonable and customary Patriot Act, “know-your-customer” and other regulatory requirements; (ii) transfers of (A) direct or indirect ownership interests in BAM and BPY and (B) ownership interests held by (x) the Series A Preferred Shareholders in Brookfield DTLA Fund Office Trust, Inc. or (y) the accommodation shareholders of any real estate investment trust in Borrower’s organizational structure; and (iii) (x) any pledge of an indirect equity interest in Borrower by a Multi-Asset Person to secure an upper tier corporate or similar loan facility that is secured by all or substantially all of such Multi-Asset Person’s assets and/or (y) any pledge of a direct or indirect equity interest in a Multi-Asset Person, provided that after giving effect to any such pledge, clauses (i) (a) and (b) above remain satisfied; provided, further, the foregoing shall not be construed to permit the foreclosure of any such pledge if the transfer of direct and/or

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indirect equity interests in Borrower in connection therewith would not otherwise constitute a Permitted Transfer under another clause of this definition.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan of Division” – means a plan of division adopted by an LLC as required by any applicable governmental authority in order to legally effectuate an LLC Division, including, without limitation, a plan of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Pledge Agreement” means that certain Pledge and Security Agreement dated as of the date hereof, executed and delivered by Borrower to Lender as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Potential Default” means an event, circumstance or condition which, with the giving of notice or the lapse of time, or both, would constitute a Default.

“Prepayment Date” shall have the meaning given to such term in Section 2.7(c)(i).

“Prepayment Notice Cut-Off Time” shall have the meaning given to such term in Section 2.7(c)(i).

“Previous Loan Documents” means all of those certain Loan Documents as defined in that certain Deed of Trust, dated October 15, 2013, as modified by the Modification of Deed of Trust, dated September 1, 2016 (as the same has been amended, assigned and supplemented prior to the date hereof), by and between Borrower and Metropolitan Life Insurance Company, a New York Corporation (“Previous Lender”), entered into in connection with that certain mortgage loan from Previous Lender to Borrower in the original principal amount of $200,000,000.00.

“Prohibited Person” shall mean any Person:

(a)                listed in the Annex to, or otherwise a target of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b)                that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise a target of, the Executive Order;

(c)                with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)                that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list or is otherwise the subject or target of any officially published or otherwise officially publicly known restrictive measures under any Sanctions Laws and Regulations; or

(e)                who is an Affiliate of a Person listed above.

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“Property” shall have the meaning given to such term in Recital A.

“Property Condition Report” means the Property Condition Report by Partner, prepared for Lender, dated October 15, 2019, Project Number 19-260240.1, RETECHS Number WF-LA-19-014747-0001-07C.

“Property Taxes” shall have the meaning given to such term in Section 9.12.

“Protective Advance” means all sums expended as determined by Lender: (a) to protect the validity, enforceability, perfection or priority of the liens in any of the Collateral and the instruments evidencing the Obligations; (b) during the continuance of a Default, to prevent the value of any Collateral or the Property from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral or the Property to lose value); or (c) during the continuance of a Default, to protect any of the Collateral or the Property from being materially damaged, impaired, mismanaged or taken.

“Qualified Institutional Investor” means any one of the following Persons:

(i) a pension fund, pension trust or pension account or sovereign wealth fund that (a) has total real estate assets of at least $1 Billion and (b) if externally managed, is managed by a Person who controls at least $1 Billion of real estate equity assets; or

(ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a Net Worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

(iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

(v) any Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least Investment Grade or (b) who (i) owns directly or indirectly or operates at least eight (8) properties of a type, quality and size similar to the Property, totaling in the aggregate no less than 2 million square feet of gross leasable space (exclusive of the Property), (ii) has a Net Worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million and (iii) immediately prior to such transfer, has real estate equity investments of at least $1 Billion.

“Qualified Manager” shall mean (a) a reputable professional property management company that is an Affiliate of Sponsor, (b) any management company set forth on Schedule VI (or that is Controlled by or under common Control with any such management company) provided that no material adverse change has occurred with respect in the financial condition, property management business and/or reputation as a property manager of such entity from the Effective Date, or (c) a manager reasonably approved by Lender.

“Rating Agencies” shall mean each of S&P, Moody’s, and Fitch, and any other nationally recognized statistical rating agency which has been approved by Lender in writing.

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“REA” shall mean, individually and/or collectively (as the context may require), each material reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property (or any portion thereof) as more particularly described on Schedule V attached hereto and any future material reciprocal easement or similar agreement affecting the Property (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof.

“Regulatory Change” means, with respect to Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the US or foreign regulatory authorities shall, in each case, regardless of the date enacted, adopted, issued or implemented shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Request for Advance” means a request for Advance in the form of Exhibit D attached hereto.

“Required Hedge” shall have the meaning given to such term in Section 9.16.

“Restoration” shall have the meaning given to such term in Section 4.8.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of Borrower now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any indebtedness (other than the Loan or with respect to Permitted Indebtedness); and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Borrower or any of its Subsidiaries now or hereafter outstanding. For the avoidance of doubt, in no event shall the payment of an Operating Expense be deemed a Restricted Payment. For the purposes of clarity, the term “Restricted Payment” does not include any payments to Lender pursuant to this Agreement that are permitted under the Mortgage Loan Agreement or any other disbursements that are expressly permitted by this Agreement and the Mortgage Loan Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Sanction” or “Sanctions” means individually and collectively, respectively, the economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws

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administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) Canada, or (f) any other government authorities with jurisdiction over any Person within the Borrowing Group.

“Sanctioned Person” means any Person that is a target of any Sanctions, including without limitation, a Person that is, or is owned or controlled by one or more Persons that are: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-Specially Designated Nationals List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s); or (d) a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Severed Loan Documents” shall have the meaning given to such term in Section 11.2(f).

“Significant Lease” means any office Lease which, together with any office Leases to one or more Affiliates of the proposed tenant thereunder, would demise in excess of 50,000 net rentable square feet, in each case, inclusive of any Expansion Space; provided, however, in the event that Lender shall disapprove any office Lease which would not be a Significant Lease but for the inclusion of Expansion Space, then if such proposed Lease is modified to remove the option applicable to such Expansion Space such that the Lease is no longer a Significant Lease, then such Lease shall cease to be deemed a Significant Lease (for the avoidance of doubt and notwithstanding the foregoing, such office Lease shall otherwise be required to comply with the terms and conditions of Section 9.4).

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Sponsor” shall mean BPY (or any successor thereto by merger, consolidation or amalgamation or a purchaser, assignee or transferee of all or substantially all of its assets) and/or BAM (or any successor thereto by merger, consolidation or amalgamation or a purchaser, assignee or transferee of all or substantially all of its assets).

“Sponsor BFP Subsidiary” means a Subsidiary of Sponsor that owns a direct or indirect interest in Borrower.

“Spread Maintenance Premium” shall mean an amount equal to the amount that would have been payable if the amount so prepaid had accrued interest at four and fifteen one hundredths percent (4.15%) per annum, calculated from the Prepayment Date through the first Payment Date that would have occurred following the twelve (12) month anniversary of the Effective Date.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Survey” means that certain ALTA/ACSM Land Title Survey made by Gregory D. Hindson, P.L.S. 5670, project number LA20768.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority in the nature of a tax, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Payment” shall mean “Termination Payment” as defined in the Mortgage Loan Agreement.

“TI/LC Budgeted Amount” means, (i) for Existing Leases and with respect to any TI/LC Expenses set forth on the TI/LC Existing Obligations Schedule, the applicable amount set forth for the applicable Lease on such TI/LC Existing Obligations Schedule and (ii) for Leases entered into following the date hereof in accordance with the terms hereof, (1) for any Lease with a term equal to or greater than five (5) years, the applicable amount set forth under “Maximum TI/LC – New Office Leases” or “Maximum TI/LC – Renewal Office Leases” in the Minimum Leasing Guidelines, (2) for any Lease with a term less than five (5) years but equal to or greater than three (3) years, $15 per rentable square foot demised pursuant to such Lease (subject to the aggregate limits set forth in the Minimum Leasing Guidelines) and (3) for any Lease with a term of less than three (3) years, $0 (it being acknowledged that a Lease with a term of less than three (3) years shall not be eligible for Advances for TI/LC Expenses).

For the avoidance of doubt, to the extent that Borrower is able to show to Lender’s reasonable satisfaction that the actual TI/LC Expenses incurred with respect to an Existing Lease are less than the amount set forth for such Existing Lease on the TI/LC Existing Obligations Schedule or otherwise attributable to such Existing Lease, Borrower shall be permitted to reallocate the actual savings to be drawn as an Advance hereunder .for TI/LC Expenses incurred for Leases entered into following the date hereof, subject in each case to the terms of clause (ii) above, the other requirements for such Advances set forth herein and the other provisions hereof; provided that in no event shall Lender be required to fund in excess of the Maximum Future Advance Commitment with respect to Advances made after the Effective Date.

“TI/LC Existing Obligations Schedule” means the schedule of outstanding lease obligations attached hereto as Exhibit J.

“TI/LC Expenses” means, with respect to any Lease entered into in accordance with the terms of the Loan Documents or Existing Leases, any costs and/or expenses in connection with (a) tenant improvements, (b) tenant allowances, (c) leasing commissions or (d) any other work under such Lease that Borrower is required to perform, in each case pursuant to, and in accordance with, the applicable Lease.

“TI/LC Work” means the work being performed and completed in connection with TI/LC Expenses.

“Transfer” shall have the meaning given to such term in Section 9.7.

“TRIPRA” means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York.

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“UCC Financing Statements” means the UCC financing statements executed in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.

“UCC Policy” means, with respect to the Collateral, an UCC Plus UCC title insurance policy as issued by the Title Company, in such form and including such endorsements and requirements as Lender may require, and insuring the lien of the Pledge Agreement encumbering the Collateral.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors by merger or consolidation.

“Withholding Agent” means (a) Borrower, (b) any other Loan Party and (c) the Lender, as applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2               SCHEDULES AND EXHIBITS INCORPORATED. Schedules I, II, III, IV, V and VI and Exhibits A, B, C, D E, F, G, H, I-1, I-2, I-3, I-4, J and K all attached hereto, are hereby incorporated into this Agreement.

1.3               PRINCIPLES OF CONSTRUCTION. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP or International Financial Reporting Standards, as in effect on the Effective Date; provided that, if at any time any change in GAAP or International Financial Reporting Standards would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or International Financial Reporting Standards (subject to the approval of Lender); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or International Financial Reporting Standards prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or International Financial Reporting Standards. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of

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Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means an Affiliate of Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time. The use of the phrases “a Default exists”, “upon and during the continuance of a Default” or similar phrases in the Loan Documents shall mean that a Default shall continue to exist until Borrower has cured all Defaults existing at such time, which Defaults shall include, without limitation, failure by Borrower to pay the entire unpaid principal amount of the Loan and all other amounts payable under the Loan Documents following an acceleration of the Loan as provided herein. The words “Borrower shall”, “Borrower shall cause” or “Borrower shall not permit” (or words of similar meaning) shall mean (if applicable) “Borrower shall and shall cause Mortgage Borrower to” or “Borrower shall not permit and shall not allow Mortgage Borrower to permit”, as the case may be, to so act or not to so act, as applicable. Terms used herein which are defined by cross-reference to the Mortgage Loan Agreement (a) shall have the meaning set forth in the Mortgage Loan Agreement as of the Effective Date, notwithstanding any subsequent amendment of the Mortgage Loan Agreement to such terms (but taking into account any potential adjustments to the meaning of such terms contemplated by the definition of such term as of the Effective Date), unless Lender shall have consented to such amendment in accordance with the terms of this Agreement, and (b) shall be effective notwithstanding the termination of the Mortgage Loan Agreement by payment in full of the Mortgage Loan or otherwise.

ARTICLE 2. LOAN

2.1               LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from Lenders, the aggregate principal sum of up to FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), said sum to be evidenced by the Note. The Note shall be secured, in part, by the Pledge Agreement encumbering certain Collateral as described therein. As of the Effective Date, Lender shall be committed, subject to satisfaction of all applicable conditions precedent set forth in Sections 3.1 and 3.5 of this Agreement, to fund the Initial Advance Amount, and the balance of the Loan shall be committed and funded in accordance with the terms and conditions set forth in Sections 3.4 and 3.5 hereof (unless such terms and conditions have been waived by Lender). No amounts repaid with respect to the Loan may be re-borrowed.

2.2               INTENTIONALLY OMITTED.

2.3               LOAN DOCUMENTS. The Borrower shall execute and deliver to Lender (or cause to be executed and delivered) concurrently with this Agreement each of the documents, properly executed, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4               EFFECTIVE DATE. The “Effective Date” of delivery and transfer to Lender of the security under the Loan Documents and of Borrower’s and Lender’s obligations under the Loan Documents shall be the date as of which this Agreement is executed, set forth on page 1 hereof.

2.5               MATURITY DATE. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on or before the Maturity Date. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars in immediately available funds.

2.6               INTEREST ON THE LOAN; LOAN PAYMENT; LATE FEES.

(a)                Payments. Borrower shall make the following payments of interest and principal to Lender in the manner provided for in Section 2.7:

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(i)                 Interest accrued on the outstanding principal balance of the Loan from (and including) the date of closing of the Loan through (but not including) the first day of the Interest Period commencing following the closing of the Loan shall be due and payable by Borrower pursuant to a separate invoice delivered to Borrower following the date of closing of the Loan.

(ii)               Interest accrued on the outstanding principal balance of the Loan thereafter shall be due and payable in arrears, in the manner provided in Section 2.7, on the tenth day of each month (each, a “Payment Date”) commencing with the first payment due on December 10, 2019.

(iii)             On the Maturity Date, the Borrower shall pay to Lender the entire outstanding principal amount of the Loan, all accrued interest thereon, and all other sums payable to the Lender hereunder and under the other Loan Documents.

(b)                Default Interest. Notwithstanding the rates of interest specified in Section 2.6(e) and the payment dates specified in Section 2.6(a), at Lender’s discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Alternate Rate. All other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Lender, bear interest from and after demand at the Alternate Rate.

(c)                Late Fee. Borrower acknowledges that late payment to Lender will cause Lender to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date or on any accelerated date of payment thereof, including as a result of the exercise of any remedies by Lender after a Default), unless waived by Lender, a late charge of three cents ($.03) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days (i) after such payment is due in the case of regularly scheduled payments of interest or (ii) after Borrower’s receipt of notice from Lender, shall be charged by Lender and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Lender agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Lender from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Lender.

(d)                Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement of the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.6, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.

(e)                Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date, be one or more of the following:

(i)                 Provided no Default exists:

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(A)              For those portions of the principal balance of the Loan which are LIBOR Loans, the Effective Rate for the Interest Period thereof shall be the Applicable LIBOR Rate for the Interest Period selected by Borrower with respect to each LIBOR Loan and set in accordance with the provisions hereof.

(B)              Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Lender and Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Lender and Borrower have executed such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.6(e)(i)(B) will occur prior to the applicable Benchmark Transition Start Date.

In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

Lender will promptly notify Borrower of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section 2.6(e)(i)(B) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.6(e)(i)(B).

Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to a Base Rate Loan. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.

(C)              For those portions of the principal balance of the Loan that shall constitute a Base Rate Loan, the Effective Rate shall be the Base Rate.

(ii)               During such time as a Default exists; or from and after the date on which all sums owing under the Note become due and payable by acceleration or otherwise; or from and after the Maturity Date, then at the option of Lender in each case, the interest rate applicable to the then outstanding

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principal balance of the Loan shall be the Alternate Rate (with the component thereof reflecting the Effective Rate being determined pursuant to clause (i) above).

(f)                 Selection of LIBOR. Provided no Default exists, and subject to the terms of Section 2.6(e)(i)(B), Borrower hereby requests (and Lender acknowledges and agrees) that the Applicable LIBOR Rate be the Effective Rate for calculating interest on all portions of the Loan. Accordingly, notwithstanding anything to the contrary in this Agreement or any other Loan Document, Borrower shall not be required to affirmatively request that the Applicable LIBOR Rate be the Effective Rate for calculating interest on any portion of the Loan. In addition, for the avoidance of doubt, Borrower shall not have the right to affirmatively elect that any portion of the Loan be treated as a Base Rate Loan, provided, however, after the occurrence and during the continuance of any Default, no portion of the Loan shall be a LIBOR Loan (for the avoidance of doubt, a Loan may be based upon the LIBOR Market Index Rate in accordance with the definition of “Base Rate” despite the same not being a “LIBOR Loan”).

(g)                Purchase, Sale and Matching of Funds. Calculation of all amounts payable to a Lender under this Article with respect to a LIBOR Loan shall be made as though Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

2.7               PAYMENTS.

(a)                Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Lender shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Lender’s written wire transfer instructions) of immediately available funds to Lender not later than 2:00 P.M. (Eastern time) on the date due; and funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b)                Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(c)                Voluntary Prepayment.

(i)                 Borrower shall be entitled to repay the outstanding principal amount of the Loan in whole or in part at any time subject to satisfaction of the following conditions precedent: (a) Borrower shall provide Lender written notice of the date of the prepayment and such notice shall have been received by Lender not later than 4:00 p.m. (Eastern time) at least three (3) Business Days prior to the date of such prepayment (the “Prepayment Date”; and, the date three (3) Business Days prior to the Prepayment Date being referred to as the “Prepayment Notice Cut Off Time”), provided, however, that such notice may be revoked at any time prior to the date of prepayment specified in such notice; if such notice is revoked after the Prepayment Notice Cut Off Time or Borrower otherwise fails to make the prepayment in the amount and on the date specified in a notice that has not been revoked, then Borrower shall pay to Lender, promptly upon demand any amount due under Section 2.13 that would have been payable if the amount set forth in such notice had been prepaid on the date specified in such notice and, without limitation to the foregoing, Lender shall have the right to convert any such amount specified in any such notice which is a LIBOR Loan to a Base Rate Loan until such time as Borrower shall have selected the applicable rate for

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such portion of the Loan; (b) Borrower, at the time of such prepayment, shall have paid to Lender the Spread Maintenance Premium (if applicable; provided, that, no Spread Maintenance Premium or any other penalty or premium shall be due and payable in connection with a mandatory prepayment in connection with a condemnation or casualty at the Property) and any amount due under Section 2.13 incurred by the Lender in connection with such prepayment; and (c) if an Interest Rate Protection Agreement is then in place, Borrower, at the time of such prepayment, shall have paid any and all early termination fees and other amounts due in connection with such prepayment to the applicable counterparty (collectively, “IRPA Termination Fees”).

(d)                Prepayment of the Mortgage Loan. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in no event shall Borrower permit Mortgage Borrower or any other Person to prepay (which shall include, without limitation, any prepayment in connection with any acceleration of the Mortgage Loan) the Mortgage Loan in whole or in part without the prior written approval of Lender, unless a pro-rata portion of the Loan is contemporaneously prepaid in accordance with Section 2.7(c).

(e)                Prepayments After Default. After (A) the occurrence and during the continuance of a Default and (B) any acceleration of the Debt, the Spread Maintenance Premium, if any, shall, in all cases, be deemed a portion of the Debt due and owing hereunder and under the other Loan Documents. Without limitation of the foregoing, if, after the occurrence and during the continuance of a Default, (x) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure, or any other Person, (y) Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise pursuant to Applicable Law), or (z) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, in each case, the Spread Maintenance Premium, if any, in addition to the outstanding principal balance, all accrued and unpaid interest, and other amounts payable under the Loan Documents, shall be deemed due and payable hereunder.

(f)                 Liquidation Events. In the event of any Liquidation Event, Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into an account designated by Lender. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, if such date is a Payment Date, such Net Liquidation Proceeds After Debt Service shall be applied to the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date and all other sums then due. In the event Lender receives a distribution of Net Liquidation Proceeds After Debt Service on a date other than a Payment Date, such amounts shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date. Borrower shall immediately notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of the Property, on the date on which a commitment for such refinancing is entered into.

2.8               FULL REPAYMENT AND RELEASE. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall promptly terminate the UCC Financing Statements and all of the Loan Documents shall terminate and Borrower shall have no further obligations or liabilities thereunder, except any such obligations or liabilities which by their express terms survive repayment in full of the Loan and the termination of the Loan Documents. Lender shall, at Borrower’s expense, execute all instruments of termination, notices and other documents reasonably requested by Borrower to evidence the same and

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to put third parties on notice thereof. Any Collateral then held by Lender shall promptly be delivered to Borrower.

2.9               INTENTIONALLY OMITTED.

2.10           INTENTIONALLY OMITTED.

2.11           TAXES; FOREIGN LENDERS.

(a)                FATCA. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)                Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                Payment of Other Taxes by Borrower. Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(d)                Indemnification by Borrower. Borrower and the other Loan Parties shall jointly and severally indemnify Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(e)                Intentionally Omitted.

(f)                 Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, Borrower or such other Loan Party shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(g)                Status of Lender.

(i)                 If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate

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of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(ii)               Without limiting the generality of the foregoing:

(A)              any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower ), 2 executed copies of IRS Form W-9 (or any successor form) certifying that Lender is exempt from U.S. federal backup withholding tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

(I)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)       executed copies of IRS Form W-8ECI;

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(IV)       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of

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such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower to determine the withholding or deduction required to be made; and

(D)              if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(h)                Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)                 Survival. Each party’s obligations under this Section 2.11 shall survive any assignment of rights by, or the replacement of, Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.12           ADDITIONAL COSTS; CAPITAL ADEQUACY.

(a)                Capital Adequacy. If Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s or such Participant’s or such corporation’s Commitment or its making or maintaining its respective portion of the Loan or participation (as applicable) below the rate which Lender or such Participant or such corporation controlling Lender or such Participant could have achieved but for such compliance (taking into account the policies of Lender or such Participant or such corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender or such Participant to the extent that Lender or such Participant determines such increase in capital is allocable to Lender’s or such Participant’s respective interest in the Loan. This Section 2.12(a) shall not apply to Taxes which shall be governed by Section 2.12(b).

(b)                Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), Borrower shall promptly pay to Lender from time to time such amounts as Lender may reasonably determine to be necessary to compensate Lender for any costs incurred by Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) subjects Lender to any Taxes under this Agreement or any of the other Loan Documents in respect of any of such portions of the Loan or its Commitments (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on portions of the Loan is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by, Lender (or its parent corporation), or any commitment of Lender (including, without limitation, the Commitments of Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of Lender to a level below that which Lender could have achieved but for such Regulatory Change (taking into consideration Lender’s policies with respect to capital adequacy).

(c)                Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if Lender so elects by notice to Borrower, the obligation of Lender to make or continue, or to convert Base Rate Loans into, LIBOR Loans

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hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.14 shall apply).

(d)                Notification and Determination of Additional Costs. Each of Lender and each Participant, as the case may be, agrees to notify Borrower of any event occurring after the Effective Date entitling Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of Lender or any Participant to give such notice shall not release Borrower from any of its obligations hereunder; provided further, that Borrower shall not be responsible for any such compensation incurred more than 180 days prior to the date that Lender or such Participant notifies Borrower of the event giving rise to such increased costs. Lender and each Participant, as the case may be, agrees to furnish to Borrower a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by Lender or such Participant, as the case may be, of the effect of any Regulatory Change and of the amount(s) payable pursuant to this Section 2.12 shall be conclusive and binding for all purposes, absent manifest error. Borrower’s obligations under Sections 2.12(a) and 2.12(b) shall survive repayment of the Loan and termination of the Loan Documents.

(e)                Suspension of LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period, subject to Section 2.6(e)(i)(B) hereof:

(i)                 Lender reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

(ii)               Lender reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to Lender of making or maintaining LIBOR Loans for such Interest Period;

then Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, Lender shall be under no obligation to, and shall not, make additional LIBOR Loans, continue LIBOR Loans or convert Loans into LIBOR Loans and Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such LIBOR Loan or convert such LIBOR Loan into a Base Rate Loan.

(f)                 Illegality. Notwithstanding any other provision of this Agreement, if Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then Lender shall promptly notify Borrower thereof and Lender’s obligation to make or continue, or to convert any Base Rate Loans into, LIBOR Loans shall be suspended, until such time as Lender may again make and maintain its LIBOR Loans (in which case the provisions of Section 2.14 shall be applicable).

(g)                Change in Branch Office. Lender will use reasonable efforts (consistent with legal and regulatory restrictions and internal policies of Lender) to avoid or reduce any increased or additional costs payable by Borrower under Sections 2.11 and 2.12, including, if requested by Borrower, a transfer or assignment of Lender’s interest in the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to such LIBOR Loans, provided that the transfer or assignment or redesignation (A) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (B) would not be disadvantageous in any respect to Lender as determined by Lender in its good faith discretion.

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2.13           COMPENSATION. Borrower shall pay to Lender, upon the request of Lender, such amount or amounts as Lender shall determine in its sole discretion shall be sufficient to compensate Lender for any loss, cost or expense attributable to:

(a)                any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or conversion of a LIBOR Loan made by Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such LIBOR Loan; or

(b)                Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or converted or the date on which the Borrower failed to borrow, convert into or continue such LIBOR Loan calculating present value by using as a discount rate LIBOR quoted on such date. Determinations by a Lender of the amount payable pursuant to this Section 2.13 shall be conclusive and binding for all purposes, absent manifest error. Borrower’s obligations under Sections 2.12(a) and 2.12(b) shall survive repayment of the Loan and termination of the Loan Documents.

2.14           TREATMENT OF AFFECTED LOANS.

(a)                If the obligation of Lender to make LIBOR Loans or to continue, or to convert Base Rate Loans into, LIBOR Loans shall be suspended then such Lender’s LIBOR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, such earlier date specified herein and, unless and until such Lender gives notice as provided below that the circumstances that gave rise to such conversion no longer exist);

(b)                to the extent that Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(c)                all interest in the Loan that would otherwise be made or continued by Lender as LIBOR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into LIBOR Loans shall remain as Base Rate Loans.

2.15           INTENTIONALLY OMITTED.

2.16           INTENTIONALLY OMITTED.

2.17           NOTICE OF ADVANCE. In connection with any Advances after the Effective Date, Borrower shall submit to Lender a Request for Advance not later than 2:00 p.m. (New York City time) ten (10) Business Days before any such Advance, which such Request for Advance shall be revocable by Borrower upon written notice to Lender at least three (3) Business Days prior to the scheduled date of any such Advance, it being agreed that any Request for Advance or revocation thereof may be submitted via electronic mail to Lender at mwam@mesawestcapital.com and smyers@mesawestcapital.com, or such other electronic mail address as may be designated by Lender from time to time; provided, that Borrower shall be responsible for any and all reasonable out-of-pocket costs and expenses incurred by Lender as a result of any such revocation. There shall be no more than one (1) Advance in any calendar month and each Advance (in the aggregate with each Mortgage Advance made contemporaneously with such Advance) shall be in an amount equal to no less than Five Hundred Thousand and No/100 Dollars ($500,000.00), except for the final Advance.

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2.18           FUNDING OF LOAN.

(a)                Intentionally Omitted.

(b)                Not later than 9:00 A.M. (New York City time) on the date of each such Advance, Lender shall make available its Advance, in Federal funds immediately available in New York City.

ARTICLE 3. DISBURSEMENT

3.1               CONDITIONS PRECEDENT. As conditions precedent to the making of the Loan, each of the following conditions shall be satisfied prior to the execution and delivery of this Agreement, the closing of the Loan and the funding of the Initial Advance Amount on the Effective Date (provided that (i) the execution and delivery of this Agreement by Lender shall mean that each of such conditions are deemed satisfied as of such date and (ii) the conditions precedent set forth in this Section 3.1 shall only apply as conditions precedent to the funding of the Initial Advance Amount with any funding of an Advance after the Effective Date occurring subject to the conditions precedent set forth in Section 3.4):

(a)                Lender shall have received and approved documentation regarding Borrower’s, Mortgage Borrower’s and Guarantor’s capital structure, any other documents or agreements of any kind reasonably requested by Lender concerning the financial condition of Borrower, Mortgage Borrower or Guarantor (in the form previously delivered to Lender), and Lender shall have approved the current financial condition of Borrower, Mortgage Borrower and Guarantor.

(b)                Lender shall have received and approved, from Borrower, Mortgage Borrower and Guarantor copies certified as true and complete of the following documents from the applicable governmental authority: (i) the articles or certificate of incorporation, certificate of partnership, or certificate of limited liability company, as applicable; and (ii) good standing certificates or certificates of existence from the jurisdictions in which each such Person is organized and/or qualified to do business dated not more than thirty (30) days prior to the Effective Date. Lender shall have received and approved true and complete copies of the by-laws, partnership agreement or operating agreement, as applicable, of Borrower, Mortgage Borrower and Guarantor, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary, general partner, manager or other authorized representative reasonably acceptable to Lender, of such Person.

(c)                Borrower shall have executed and delivered to Lender or shall have caused to be executed and delivered to Lender all Loan Documents and Other Related Documents, which Loan Documents and Other Related Documents shall be in form and substance satisfactory to Lender and Lender shall have received and approved all other documents, instructions, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents, including without limitation, certificates of insurance satisfactory to Lender as may be required by Lender pursuant to this Agreement.

(d)                Lender shall have received and approved a current survey of the Property and prepared by a licensed surveyor acceptable Lender and title insurer who shall certify such survey to Lender and the title insurer (Lender acknowledges that the Survey delivered to Lender prior to the closing of the Loan shall satisfy this requirement).

(e)                Lender shall have received and approved UCC, tax and judgment lien searches on the Property, Collateral, Borrower, Mortgage Borrower and Guarantor, as requested by Lender, showing no liens or violations, dated not more than thirty (30) days prior to the Effective Date.

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(f)                 Lender shall have received (a) the UCC Policy, together with any endorsements which Lender may require, insuring the principal amount of the Loan and the validity of the lien of the Collateral, subject to no other liens, and (B) the Owner’s Title Policy, together with any endorsements which Lender may require, including, but not limited to the mezzanine financing endorsement, insuring the Mortgage Borrower as the owner of the Property.

(g)                Lender shall have received and approved Mortgage Borrower’s standard form of lease, if any, to be used in connection with the Property.

(h)                Lender’s internal loan committee shall have given final internal credit and underwriting approval for the Loan.

(i)                 Lender shall have received an Appraisal confirming to the satisfaction of Lender that the LTV (As-Is) does not exceed sixty-five percent (65%) and the LTV (As-Stabilized) does not exceed 60%.

(j)                 Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of Borrower, Mortgage Borrower and Guarantor, authorizing the execution, delivery and performance of the Loan Documents and Other Related Documents to which such Person is a party and the transactions contemplated thereby, certified as of the Effective Date by the Secretary or an Assistant Secretary, general partner, manager or other authorized representative reasonably acceptable to Lender, as applicable, which certificates shall be in form and substance satisfactory to Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(k)                No litigation or other proceeding shall be filed, pending or threatened in writing against the Collateral, the Property, Borrower, Mortgage Borrower or Guarantor which are reasonably likely to have a Material Adverse Effect.

(l)                 No law, rule, regulation or court or administrative decision is reasonably likely to have a Material Adverse Effect.

(m)              Lender shall be satisfied that no material adverse change has occurred to Borrower, Mortgage Borrower, Guarantor, the Collateral or the Property, including without limitation that there has not occurred: (i) a material decline in the financial condition of Borrower, Mortgage Borrower or any Guarantor; (ii) the downgrading of Borrower’s, Mortgage Borrower’s or any Guarantor’s credit rating; (iii) a materially adverse change in the physical condition of the Property; or (iv) a change in market conditions which could affect the value and/or leasing of the Property.

(n)                Lender shall have reviewed and approved the Management Agreement.

(o)                Lender shall have received payment for all fees, costs and expenses required to be paid by Borrower under this Agreement.

(p)                Lender shall have received environmental reports and property condition report for the Improvements satisfactory to it in its sole discretion.

(q)                Borrower shall have delivered to Lender all opinions from counsel as Lender may reasonably require, including, without limitation, due execution and authority opinions and enforceability opinions, in form and substance satisfactory to Lender.

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(r)                 Borrower shall have delivered all insurance certificates with respect to the policies required hereunder.

(s)                 Lender shall have received and approved all Existing Leases affecting the Property as of the date hereof and Borrower shall have delivered to Lender a certified copy of the rent roll for the Property.

(t)                 Lender shall have received a chart showing the organizational structure of Borrower, Mortgage Borrower and Guarantor that is certified by Borrower to be true and correct and that is reasonably acceptable to Lender.

(u)                Lender shall have received evidence that the Property complies with applicable zoning and land use laws (which evidence may include, if requested by Lender, a third party zoning report).

(v)                All Property Taxes then due and payable shall have been paid.

(w)              All Liens upon the Collateral shall have been discharged (regardless of whether insured by the Owner’s Title Policy delivered to Lender).

(x)                Lender shall have received executed estoppel certificates from (i) tenants representing at least 75% of the total leased area of the Property and (ii) each of (I) Lockton Companies, LLC – Pacific Series, (II) Orrick, Herrington & Sutcliffe, LLP, (III) National Union Fire Insurance Company of Pittsburgh, Pa., (IV) Arnold & Porter Kaye Scholer LLP, and (V) Nossaman LLP, in each case in form and substance satisfactory to Lender.

(y)                Borrower and Guarantor shall have satisfied Lender’s Patriot Act requirements.

(z)                Lender shall have received an operating statement of the Borrower for the year ending December 31, 2018, and the quarter ending June 30, 2019.

(aa)             Lender shall have received copies of all Material Contracts.

(bb)            Lender shall be satisfied that the Debt Yield shall, after giving effect to the funding of the Initial Advance Amount, be equal to or greater than 7.0%.

(cc)             Lender shall have received any other documentation or information that it shall have reasonably requested.

Unless set forth in writing to the contrary in a separate instrument delivered to Borrower prior to closing, the making of its Loan by Lender shall constitute a confirmation by Lender that insofar as Lender is concerned Borrower has satisfied the conditions precedent set forth in Section 3.1.

3.2               ACCOUNT, PLEDGE AND ASSIGNMENT. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender, all monies at any time deposited in any escrow or account that may, from time to time, be required to be maintained pursuant to this Agreement, and the including all interest earned, all certificates, instruments and securities, if any, from time to time. It is hereby acknowledged, that any monies invested, if applicable, shall be invested solely in Permitted Investments. All disbursements shall be held by Mortgage Borrower or Borrower, as applicable, solely for the purpose for which the funds have been disbursed. Lender has no obligation to monitor or determine Borrower’s or Mortgage Borrower’s use or application of the

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disbursements. Any monies delivered to Borrower or Mortgage Borrower from such accounts may be retained, applied and distributed by Borrower or Mortgage Borrower free of the lien of the Loan Documents.

3.3               FUNDS TRANSFER DISBURSEMENTS. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire of funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (a) violate the terms of this authorization, (b) require use of a bank unacceptable to Lender or prohibited by government authority; (c) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (d) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

3.4               ADVANCES.

(a)                Lender shall have no obligation to make any Advance after the Effective Date unless the following conditions precedent shall have been satisfied before or concurrently with the date of the making of the applicable Advance:

(i)                 Lender shall have received evidence acceptable to Lender that Mortgage Lender will, simultaneously with the making of the applicable Advance being made hereunder, make a Mortgage Advance in an amount equal to the Mortgage Loan Share of the overall TI/LC Expenses that are the subject of the applicable Advance being made hereunder;

(ii)               no Default, or Potential Default that could have a Material Adverse Effect, of which Lender shall have given Borrower notice, shall exist as of the date of the making of such Advance that will not be cured by the funding of the applicable Advance or would not be existing immediately after giving effect thereto;

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(iii)             the Lease in connection with which Borrower has requested an Advance satisfies the Minimum Leasing Guidelines (as reasonably determined by Lender upon review of such Lease);

(iv)              either (1) the amount of TI/LC Expenses for the applicable Lease does not exceed the TI/LC Budgeted Amount applicable to such Lease or (2) Borrower has either (X) funded from equity prior to the applicable Advance or (Y) provided reasonably satisfactory evidence to Lender that Borrower will simultaneously fund from equity, an amount equal to the difference between the actual amount of TI/LC Expenses incurred in connection with such Lease and the applicable TI/LC Budgeted Amount applicable to such Lease (which shall be deemed to be the amount requested by the applicable Request for Advance); and

(v)                Lender shall have received a Request for Advance from Borrower, in accordance with Section 2.17 hereof, accompanied by the following items (which items shall be in the form and substance reasonably satisfactory to Lender):

(A)              if with respect to tenant improvements being performed by Borrower, as landlord under the applicable Lease, or any work performed by Borrower at the request of a tenant under a Lease (collectively, “Borrower TI Work”): (1) an officer’s certificate of Borrower (A) certifying that the TI/LC Expenses or any portion thereof which are subject of the requested advance and described in this Section 3.4(a)(v)(A) have been, or with the proceeds of such disbursement will be, completed in a good and workmanlike manner and in accordance in all material respects with all Applicable Law and the applicable Lease and (B) stating that each Person performing work in connection with the TI/LC Expenses for which such request has been made or, upon receipt of the requested disbursement, will be paid in full (subject to retainage) with respect to the portion of the TI/LC Expenses which is subject to the requested disbursement (provided, however, that if such tenant improvements and/or work are not Borrower TI Work, then Borrower shall not be required to provide the items in this clause (1), but instead shall be required to provide (x) an officer’s certificate of Borrower stating that, to its knowledge, the tenant improvements and/or work being performed comply in all material respects with the terms of the applicable Lease and (y) any lien waivers or other documentation in connection with such tenant improvements and/or work that such tenant is required to provide to Borrower (and actually provides to Borrower) under the applicable Lease); and (2) such other evidence as Lender shall reasonably request that the TI/LC Expenses which are the subject of the requested disbursement have been (or with such disbursement, will be) completed and paid for; or

(B)              if with respect to leasing commissions (1) an officer’s certificate of Borrower certifying that such leasing commissions are due and payable, or have been paid, and (2) such other evidence as Lender shall reasonably request.

(b)                Notwithstanding anything to the contrary in this Agreement, any request for an Advance made by Borrower to Lender under this Section 3.4 shall be revocable by Borrower by written notice to Lender not less than three (3) Business Days prior to the date of the requested Advance, but Borrower shall be obligated to pay all reasonable out-of-pocket costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with actions taken as a result of such request for Advance.

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3.5               DOCUMENTS TO BE FURNISHED FOR EACH ADVANCE. In addition to the items described in Section 3.1 (which need only be satisfied for the initial Advance on the Effective Date) and Section 3.4 above, it shall be a condition precedent to each Advance after the Effective Date that Borrower shall furnish or cause to be furnished to Lender at or prior to disbursement (or on such earlier date as provided in Section 3.4 or below), the following documents covering each disbursement, in form and substance reasonably satisfactory to Lender:

(a)                Each Borrower’s Request for Advance shall be accompanied by the following items no fewer than ten (10) Business Days prior to disbursement (provided, however, than in respect of clause (iii) hereof, if Lender requests any such information or documentation fewer than ten (10) Business Days prior to such disbursement but all other documents and information have been timely delivered by Borrower to Lender in accordance with this Agreement and the other Loan Documents, then Borrower shall only be required to promptly (and prior to such disbursement) provide Lender with such requested information and/or documentation): (i) a requisition spreadsheet in Lender’s customary form or another form reasonably acceptable to Lender; (ii) if such Request for Advance is for costs of Borrower TI Work, a Borrowing Certificate in the form set forth in Exhibit K (provided that if such Request for Advance is not for Borrower TI Work, then such certificate may be modified in accordance with Section 3.4(a)(v)(A)(1) above); and (iii) such other invoices, statements or such other information and documentation as Lender shall reasonably request or require with respect to the subject of such draw request;

(b)                Upon request from Lender, Borrower shall deliver to Lender invoices, statements and such other information and documentation as Lender shall reasonably request or require with respect to costs incurred in connection with the TI/LC Expenses during the previous calendar quarter;

(c)                Until such time as the Loan shall have been fully funded, Borrower shall deliver to Lender, in the form and substance reasonably satisfactory to Lender, a continuation letter or copy of the endorsement dating down the Agent’s Title Policy issued to Agent covering the date of the applicable funding (with mechanic’s lien coverage if such coverage is given by issuers of title insurance under Applicable Law), increasing the coverage thereof by an amount equal to the Mortgage Advances made or to be made through the pending disbursement clause (but not the overall policy amount), and showing the Deed of Trust as a lien subject only to the Permitted Liens (and such other encumbrances as may be expressly permitted under this Agreement) or bonded mechanic’s liens or other exceptions that the Title Company will insure over;

(d)                No fewer than ten (10) Business Days prior to disbursement, Borrower shall have delivered a certificate to Lender executed by Borrower, which is incorporated in the Request for Advance, to the effect that the representations and warranties contained in the Loan Documents are correct in all material respects except (i) for any representation or warranty that, by its term, refers to a specific date, or (ii) to the extent that the failure of any such representation and warranty to be true and correct in all material respects on and as of the date of the requested Advance will not have a Material Adverse Effect; and

(e)                All such invoices, contracts, or other supporting data regarding mechanics’ liens which are outstanding as Lender may require, in its reasonable discretion.

3.6               NO DUTY TO INSPECT. It is expressly understood and agreed that Lender shall have no duty to supervise or to inspect the construction of the TI/LC Work or any books and records of any party or firm, and that any such inspection shall be for the sole purposes of determining whether or not in Lender’s reasonable discretion the obligations of Borrower under this Agreement are being properly discharged and of preserving Lender’s rights hereunder. The results of any inspection shall not constitute an acknowledgment or representation by Lender that there has been or will be compliance with the terms of a Lease to the extent required pursuant to the terms of this Agreement or that the construction is free from

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defective materials or workmanship, nor shall it constitute a waiver of Lender’s rights hereunder. Lender’s failure to inspect the construction of the TI/LC Work or any part thereof or any books and records shall not constitute a waiver of any of Lender’s rights hereunder. Neither Borrower nor any third party shall be entitled to rely upon any such inspection or review. Lender owes no duty of care to Borrower or any third person to protect against, or inform Borrower or any third person of the existence of, negligent, faulty, inadequate or defective design or construction of the TI/LC Work.

ARTICLE 4. AFFIRMATIVE COVENANTS

From the date hereof and until payment and performance in full of all Obligations of Borrower under the Loan Documents, unless the Lender shall otherwise consent, Borrower hereby covenants and agrees with the Lenders that:

4.1               PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Borrower shall, and shall cause Mortgage Borrower and Guarantor to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

4.2               COMPLIANCE WITH APPLICABLE LAW. Borrower shall, and shall cause Mortgage Borrower and Guarantor to, comply with Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

4.3               MAINTENANCE OF PROPERTY. In addition to the requirements of any of the other Loan Documents, Borrower shall and shall cause Mortgage Borrower to (a) protect and preserve the Property and Collateral and maintain such Property and Collateral in good repair, working order and condition, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to the Property, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

4.4               PAYMENT OF TAXES AND CLAIMS. Borrower shall and shall cause Mortgage Borrower to pay and discharge prior to delinquency (a) all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP or International Financial Reporting Standards, provided, further, however, that, in the event of any Taxes or claims that become a Lien on the Property, Borrower or Mortgage Borrower shall only be permitted to not pay such tax or claim if, and so long as, (a) Borrower shall have notified Lender of same within ten (10) days of obtaining actual knowledge of such Lien; (b) Borrower shall cause Mortgage Borrower to diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the foreclosure or collection of the same and the sale of the Property or any party thereof, to satisfy the same; (c) upon request of Lender, Borrower shall have furnished Lender a cash deposit, or a Letter of Credit, in the amount of such Taxes or other claims, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part hereof; (d) Borrower shall promptly upon final determination thereof cause Mortgage Borrower pay the amount of

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any such Taxes or other claims so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes or other claims does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Property; and (f) notwithstanding the foregoing, Borrower shall cause Mortgage Borrower to promptly upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes or other claims notwithstanding such contest, if in the reasonable opinion of Lender, the Property or any part thereof or interest therein could reasonably be determined to be in imminent danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Lender may pay over any cash deposit or the proceeds of any Letter of Credit to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

4.5               INSPECTIONS. Borrower will, and will cause Mortgage Borrower and Guarantor to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, including, with respect to Borrower, the disbursement and use of proceeds of the Loan. Borrower will, and will cause Mortgage Borrower and Guarantor to, permit representatives of Lender to visit and inspect its respective Property, subject to the right of tenants, to examine and make copies of or abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in Borrower’s presence if a Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Default exists, with reasonable prior notice. Borrower shall be obligated to reimburse Lender for its costs and expenses actually incurred in connection with the exercise of its rights under this Section only if such exercise occurs while a Default exists.

4.6               USE OF PROCEEDS. Borrower will use the Initial Advance Amount to make a capital contribution to Mortgage Borrower to pay off existing mortgage financing secured by the Property and as otherwise not prohibited by this Agreement. Borrower shall use the proceeds of the Advances made after the Effective Date only to make capital contributions to Borrower for payment of TI/LC Expenses (or to reimburse itself (or to permit Mortgage Borrower to reimburse itself, as applicable) for TI/LC Expenses paid by or on behalf of Borrower or Mortgage Borrower subject to providing reasonably detailed evidence of prior payment of such TI/LC Expenses from Borrower’s or Mortgage Borrower’s equity, as applicable). Notwithstanding anything to the contrary contained herein, in no event shall Lender be required to make any Advance after the Effective Date on account of (x) costs or expenses that are not TI/LC Expenses or (y) TI/LC Expenses outstanding as of the Effective Date in connection with Existing Leases which would, in the aggregate, exceed the amount set forth in the TI/LC Existing Obligations Schedule. Borrower shall not, and shall not permit Mortgage Borrower or Guarantor, to use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

4.7               MATERIAL CONTRACTS. Borrower shall cause Mortgage Borrower to duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon Mortgage Borrower under any Material Contract in which Mortgage Borrower is a party or is bound. Borrower shall not and shall not cause Mortgage Borrower to do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts.

4.8               DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)                If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender, where the cost to repair and restore is in excess of the Casualty Threshold, and shall as soon as reasonably practicable cause

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Mortgage Borrower to commence and thereafter prosecute with reasonable diligence the completion of the restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty with such alterations thereto as may be required by law (the “Restoration”). Borrower shall pay or shall cause Mortgage Borrower to pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are greater than the Casualty Threshold and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

(b)                Borrower shall promptly give Lender notice upon becoming aware of the same, of the actual or threatened commencement of any proceeding for the condemnation of the Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute, as would then be customary and commercially reasonable, any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Loan at the time and in the manner provided for its payment hereunder and the Loan shall not be reduced until any award shall have been actually received and, to the extent permitted, applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Loan. If any portion of the Property is taken by a condemning authority, Borrower shall as soon as reasonably practicable cause Mortgage Borrower to commence and thereafter prosecute with reasonable diligence the Restoration of the remaining portion of the Improvements (or cause the same to be done) to a complete, self-contained architectural unit in good condition and repair that is, to the extent possible with such exercise of reasonable diligence, as nearly as possible to the condition the Property was in immediately prior to such Casualty with such alterations thereto as may be required by law.

(c)                Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Agreement in connection with a restoration of the Property after a Casualty or Condemnation. If any insurance proceeds or condemnation awards are to be disbursed by Mortgage Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the restoration and release of the insurance proceeds or condemnation awards.

(d)                Notwithstanding any provision in this Agreement to the contrary, all insurance proceeds and condemnation awards will be made available to Mortgage Borrower in accordance with the Mortgage Loan Agreement. In the event the Mortgage Loan has been paid in full and Lender receives any insurance proceeds or condemnation award, Lender shall either apply such proceeds to the Debt or for the restoration of the Property in accordance with the same terms and conditions contained in the Mortgage Loan Agreement.

(e)                Borrower shall obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of the Mortgage Loan Agreement with respect to Restoration after Casualty and Condemnation, with each reference in any such provisions to the "Loan" to include the Mortgage Loan and the Loan, and the reference in any such provisions to the "Maturity Date" to mean the Maturity Date, as defined herein. If the Mortgage Lender does not require the deposit by the Mortgage Borrower of the "Net Proceeds Deficiency" pursuant to the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of said "Proceeds Deficiency" in accordance

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with the terms of such Section (as if each reference therein to "Borrower" and "Lender" referred to Borrower and Lender, respectively).

4.9               THE IMPROVEMENTS. Borrower covenants to cause Mortgage Borrower: (a) not to remove or demolish the Property or Collateral or any part thereof, not to alter, restore or add to the Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Property without Lender’s prior written consent or as provided hereunder except for (i) tenant improvement work provided for in any Lease and (ii) any alteration of the Property, the cost of which in the aggregate (together with all related alterations constituting a single project and all then on-going alterations) does not exceed the Alteration Threshold (the cost of alterations described in clauses (iii) and (iv) of this Section 4.9(a) shall be excluded for purposes of determining whether the same, either alone or when aggregated with other alterations, exceed the Alteration Threshold), provided that such alteration is not reasonably expected to have a Material Adverse Effect on Borrower or a material adverse effect on the value, use or operation of the Property, (iii) a Restoration of the Property following a Casualty or Condemnation, but subject to the terms and conditions of Section 4.8 hereof, (iv) alterations required for life and safety purposes or as required in order to comply with Applicable Law, and (v) non-structural work performed in the ordinary course, which shall be subject to the cap set forth in clause (ii) of this Section 4.9(a); (b) to complete or restore promptly and in good and workmanlike manner the Property and Collateral, or any part thereof which may be damaged or destroyed, without regard to whether the Lender elects to require that insurance proceeds be used to reduce the Loan as provided in Section 4.8; (c) to comply with all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements unless such failure to comply is not reasonably expected to have a Material Adverse Effect; and (d) not to commit or permit waste of the Property or Collateral.

4.10           TI/LC WORK. Subject to the terms of the Leases entered into in accordance with the Loan Documents, Borrower will cause Mortgage Borrower to cause the TI/LC Work to be prosecuted with diligence to completion, and to be completed in a good and workmanlike manner in accordance with the applicable Lease and other provisions of this Agreement and free and clear from all liens other than Permitted Liens, the lien and security interest created by the Mortgage Loan Documents (or any of them) or such liens that are being contested in accordance with this Agreement. Borrower shall and shall cause Mortgage Borrower to (i) subject to the terms of the applicable Leases, comply in all material respects with any and all Applicable Law required to be complied with incidental to such TI/LC Work, (ii) use all Advances made to it by Lender after the Effective Date, for, and only for, payment of (or reimbursement to Borrower if Borrower has previously paid and provides reasonably detailed evidence of prior payment of such TI/LC Expenses from Borrower’s equity) the TI/LC Expenses and under no circumstances use, directly or indirectly, any portion of such Advances for any other purpose, including, without limiting the generality of the foregoing, the defrayment of living expenses or the anticipation of profit to Borrower, Mortgage Borrower or Guarantor, (iii) obtain and maintain in full force and effect, the insurance required to be obtained and maintained under the Loan Documents, and (iv) upon Lender’s request furnish Lender with a current list of contractors and subcontractors (if any) performing the TI/LC Work.

ARTICLE 5. INSURANCE

5.1               REQUIRED INSURANCE. At all times during this Agreement except as expressly provided to the contrary, while any obligation of Borrower under any Loan Document remains outstanding, Borrower shall cause Mortgage Borrower to obtain and maintain, or cause to be obtained and maintained, at all times during the term of the Loan, the insurance policies required by Article 5 of the Mortgage Loan Agreement (the “Policies”), including, without limitation, meeting all insurer requirements thereunder in order to satisfy the requirements of Article 5 of the Mortgage Loan Agreement.  In addition, subject to

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applicable law, Borrower shall cause Lender to be included as an additional insured together with Mortgage Lender, as their interests may appear, under all liability insurance policies (except with respect to workers’ compensation, employer’s liability, and automobile liability) provided by the Borrower under the Mortgage Loan Agreement.  All insurance policies shall provide that carrier shall agree not to cancel or terminate such policy without giving Lender thirty (30) days’ prior written notice (ten (10) days’ notice for nonpayment of premium), which if the carrier cannot provide such notice, the obligation shall fall to the Borrower to provide. During the term of the Loan, Borrower shall provide Lender with reasonable evidence of all such insurance required hereunder on or before the date on which Mortgage Borrower is required to provide such evidence to Mortgage Lender. For purposes of this Agreement, to the extent that any insurance proposed to be obtained by Mortgage Borrower does not comply with Article 5 of the Mortgage Loan Agreement, Lender shall have the same approval rights as Agent over the insurance required by Article 5 of the Mortgage Loan Agreement (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other insurance pursuant to the Mortgage Loan Agreement); provided, however, in the event that Agent approves any such insurance, Lender shall not unreasonably withhold, condition or delay its approval of Mortgage Borrower obtaining such insurance.

5.2               INTENTIONALLY OMITTED.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date that:

6.1               AUTHORITY/ENFORCEABILITY. Each of Borrower and Mortgage Borrower is a limited liability company duly organized, validly existing and in good standing in the jurisdiction in which it is organized. Each of Borrower and Mortgage Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its respective Property, its businesses and operations. Borrower has the limited liability company power and authority to enter into each of the Loan Documents being entered into on the date hereof to which it is a party and to perform its obligations thereunder. Borrower is in compliance with all Applicable Law applicable to its organization, existence and transaction of business, other than Applicable Law, the noncompliance with which, would not reasonably be expected to have a Material Adverse Effect and has all necessary rights and powers to own the Collateral as contemplated by the Loan Documents. Without limiting the foregoing, Borrower has sufficient control over Mortgage Borrower to cause Mortgage Borrower to (i) take any action on Mortgage Borrower’s part required by the Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents. Upon the realization of the Collateral under the Pledge Agreement, Lender or any other party succeeding to Borrower’s interest in the Collateral described in the Pledge Agreement would have such control. Mortgage Borrower is in compliance with all Applicable Law applicable to its organization, existence and transaction of business other than Applicable Law, the noncompliance with which, would not reasonably be expected to have a Material Adverse Effect and has all necessary rights and powers to own and operate the Property and Improvements as contemplated by the Loan Documents.

6.2               BINDING OBLIGATIONS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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6.3               FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower, Mortgage Borrower and Guarantor, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall promptly provide Lender with copies of any amendments or modifications of the formation or organizational documents. Attached hereto as Exhibit G is a true and correct organizational chart of Borrower.

6.4               NO VIOLATION. The execution, delivery, and performance under the Loan Documents by Borrower does not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any Applicable Law applicable to Borrower, Mortgage Borrower, the Collateral, the Property and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or Governmental Authority; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower, Mortgage Borrower, the Collateral, the Property and Improvements is or are bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or Governmental Authority.

6.5               COMPLIANCE WITH LAWS. Borrower has, and at all times shall have obtained or have caused Mortgage Borrower to have obtained, all material permits, licenses, exemptions, and approvals necessary to occupy and operate the Property and Improvements, and shall cause Mortgage Borrower to maintain compliance in all material respects with all Applicable Law applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a legal parcel lawfully created in full compliance with all subdivision laws and ordinances or is exempt therefrom.

6.6               LITIGATION. Except as disclosed on Schedule III attached hereto, there are no uninsured claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower, Mortgage Borrower or Guarantor or affecting the Collateral, the Property or Improvements that is reasonably likely to have a Material Adverse Effect.

6.7               FINANCIAL CONDITION. All financial statements and information heretofore delivered to Lender by the Borrower, including, without limitation, information relating to the financial condition of Borrower, Mortgage Borrower, the Collateral, the Property, the Improvements, the partners, joint venturers or members of Borrower, Mortgage Borrower and/or Guarantor, fairly and accurately represent the financial condition of the subject thereof as of the date thereof and have been prepared (except as noted therein) in accordance with GAAP consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. Notwithstanding the use of generally accepted accounting principles, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. The value of Mortgage Borrower’s personal property does not exceed 15% of the value of all of its assets.

6.8               NO MATERIAL ADVERSE CHANGE. To the best of the Borrower’s knowledge, there has been no material adverse change in the financial condition of Borrower, Mortgage Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into, and has not caused or permitted Mortgage Borrower to enter into, any material transaction which is not disclosed in such financial statements.

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Borrower is not party to any agreement or instrument or subject to any restriction affecting Borrower, Mortgage Borrower, the Collateral or the Property, or Borrower’s and/or Mortgage Borrower’s business, properties or assets, operations or condition, financial or otherwise, that is reasonably likely to have a Material Adverse Effect. Neither Borrower nor Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Material Contract.

6.9               SURVEY. To the knowledge of Borrower, there are no encroachments of the Property onto any other property, except as revealed in the Survey.

6.10           ACCURACY. To the knowledge of Borrower, all reports, documents, instruments, information and forms of evidence in each case prepared by Borrower and delivered to Lender concerning the Loan or the Property are in all material respects accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter as of the date provided to Lender (unless subsequently corrected), except to the extent that failure of any such accuracy or correctness would not result in a Material Adverse Effect.

6.11           TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and, to Borrower’s knowledge, has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments. Without limitation to the foregoing, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under Applicable Law currently in effect in connection with the transfer of the Property to Mortgage Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under Applicable Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Loan Documents, including, without limitation, the Deed of Trust, have been paid. Mortgage Borrower has filed all required federal, state, county and municipal tax returns and to Borrower’s knowledge on behalf of Mortgage Borrower, has paid all taxes and assessments owed and payable, and Borrower, on behalf of Mortgage Borrower, has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.12           TITLE TO ASSETS; NO LIENS. Mortgage Borrower has good and indefeasible title to the Property, free and clear of all liens and encumbrances except Permitted Liens. The Permitted Liens do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operation, of the Property or the ability of Borrower to repay the Note or any other amount owing under the Note, the Pledge Agreement, the Loan Agreement, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Loan Agreement, the Note, the Pledge Agreement or the other Loan Documents. Other than Mortgage Lender, no Person other than Mortgage Borrower holds any interest in any payments due under such Leases. Borrower shall cause Mortgage Borrower to forever warrant, defend and preserve the title to the Property and to forever warrant and defend the same to Lender against the claims of all persons whomsoever, subject to Permitted Liens.

Borrower is the record and beneficial owner of, and has good and indefeasible title to, the Collateral, free and clear of all Liens whatsoever, other than that Lien in favor of Lender. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral when properly filed in the appropriate records, will create a valid, perfected first priority security interests in and to the Collateral,

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all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC Financing Statement. For so long as the Lien of the Pledge Agreement is outstanding, Borrower shall forever warrant, defend and preserve such title and the validity and priority of the Lien of the Pledge Agreement and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

6.13           MANAGEMENT AGREEMENT. Mortgage Borrower is not a party or subject to any management agreement with respect to the Property, except for the Management and Leasing Agreement, executed on or around October 15, 2013, between Brookfield Properties Management (CA), Inc., as “Property Manager,” and Borrower, as “Owner” (the “Management Agreement”).

6.14           UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the use and operation of the Property and Improvements are available at or within the boundaries of the Property.

6.15           FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan shall be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement or the other Loan Documents.

6.16           LEASES. (a) The rent roll attached hereto as Schedule II is true, correct and complete in all material respects; (b) Borrower has delivered to Lender true and correct copies of all of its Existing Leases; (c) all Existing Leases are in full force and effect, unmodified except as disclosed to Lender, and are, in all material respects, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, and to Borrower’s knowledge, except as may be set forth in the Rent Roll or tenant estoppel certificates, no material breach or default, or event which would constitute a material breach or default after notice or the passage of time, or both, exists under any Existing Leases on the part of any party; (d) to Borrower’s knowledge, except as may be set forth in the Rent Roll, the tenant estoppel certificates or the Leases, no rent or other payment under any Existing Lease has been paid by any tenant for more than one (1) month in advance of the due date thereof; and (e) except as may be set forth in the Rent Roll or tenant estoppel certificates, none of the landlord’s, nor to Borrower’s knowledge, tenant’s, interests under any of the Existing Leases has been transferred or assigned.

6.17           BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of Borrower.

6.18           PHYSICAL CONDITION. Except as disclosed in the Property Condition Report, to Borrower’s best knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components thereon or used in connection therewith, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. The Property is free from material damage caused by fire or other casualty. Except as disclosed in the Property

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Condition Report, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in material compliance with Applicable Law.

6.19           FLOOD ZONE. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 5.1(b) is in full force and effect.

6.20           CONDEMNATION. No condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

6.21           NOT A FOREIGN PERSON. The Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code.

6.22           SEPARATE LOTS. The Property, other than any easement areas benefitting the Property, is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property. For the avoidance of doubt, pursuant to the Co-Ownership Agreement, Mortgage Borrower is responsible for 57% of the real estate taxes with respect to Lot 4 (as set forth on Exhibit A).

6.23           AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Improvements are maintained in compliance in all material respects with all of the requirements of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et. seq., as may be amended from time to time (the “ADA”).

6.24           ERISA. Neither Borrower nor any of its ERISA Affiliates maintains or has any obligation or liability, contingent or otherwise, with respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, that is subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code.

(a)                None of: (i) the assets of Borrower or Mortgage Borrower; or (ii) the assets of Guarantor are, pursuant to any provision of ERISA or the Internal Revenue Code, considered for any purpose of ERISA or Section 4975 of the Internal Revenue Code to be, directly or indirectly, the assets of any Plan (“plan assets”). Assuming that, except for the funds that Lender may be considered to receive from Borrower, no part of the Loan funds are plan assets prior to the disbursement of such funds to the Borrower, and assuming that Lender’s interest in the Loan is not a plan asset, neither the execution or delivery of this Agreement or of any of the other Loan Documents by Borrower or Guarantor, nor the performance by Borrower or Guarantor of their obligations under this Agreement or under any of the other Loan Documents, nor any transaction contemplated under this Agreement or under any of the other Loan Documents, nor the exercise by Lender of any of their rights or remedies under this Agreement or under any of the other Loan Documents is or will be a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

6.25           INVESTMENT COMPANY ACT. Borrower is not: (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.26          OFAC. None of Borrower, Mortgage Borrower, Guarantor or any of their respective Affiliates is a Prohibited Person, and the Borrower, Guarantor and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of OFAC. Each Loan Party

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is in compliance, in all material respects, with The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).

6.27           SOLVENCY. Borrower: (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor; and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such indebtedness and liabilities as they mature.

6.28           ASSESSMENTS. To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

6.29           USE OF PROPERTY. The Property is used exclusively for office purposes and other appurtenant and related uses, including parking and retail.

6.30           NO OTHER OBLIGATIONS. Borrower has no contingent or actual obligations not related to the Property.

6.31           REA Representations. With respect to each REA, if any, Borrower hereby represents that (a) to Borrower’s knowledge, each REA is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no material defaults under any REA by any party thereto beyond any applicable notice and cure period, (c) all material sums due and payable under each REA have been paid in full and (d) to Borrower’s knowledge, no party to any REA has commenced any action or given or received any written notice for the purpose of terminating any REA.

6.32           Co-Ownership Agreement Representations. Mortgage Borrower is a party to the Co-Ownership Agreement and the Co-Ownership Agreement is in full force and effect and has not been amended or modified and Mortgage Borrower has not assigned its interest thereunder (except as may have occurred pursuant to the Loan Documents). Mortgage Borrower is in compliance in all material respects under the Co-Ownership Agreement. No other party to the Co-Ownership Agreement is in default, where the same would have a Material Adverse Effect (or would do so after the giving of the requisite notice thereunder). Borrower has no knowledge of any notice of termination or default given with respect to the Co-Ownership Agreement. There are no set offs, claims, counterclaims or defenses being asserted or capable of being asserted after giving the requisite notice, if any, required under the Co-Ownership Agreement where the same would have a Material Adverse Effect, or otherwise known by Borrower for the enforcement of the obligations under the Co-Ownership Agreement. All common charges, shared expenses and other sums due under the Co-Ownership Agreement have been paid to the extent they are payable to the date hereof. Mortgage Borrower enjoys the quiet and peaceful possession of the Property granted by the Co-Ownership Agreement subject to and in accordance with the Co-Ownership Agreement.

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6.33           MORTGAGe Loan. The outstanding principal balance of the Mortgage Loan as of the Effective Date is $231,842,435.66 (the “Initial Mortgage Loan Advance Amount”). No breach, violation or Default (as defined in the Mortgage Loan Agreement) has occurred under the Mortgage Loan Documents which remains uncured or unwaived and no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute a Default (as defined in the Mortgage Loan Agreement) under the Mortgage Loan Documents. Each and every representation and warranty of Mortgage Borrower and/or any guarantor or indemnitor under any of the Mortgage Loan Documents, made to Mortgage Lender contained in any one or more of the Mortgage Loan Documents is true, correct, complete and accurate in all material respects as of the date hereof.

6.34           AFFILIATE DEBT. Subject to the terms and conditions of this Agreement and the other Loan Documents, Borrower hereby represents and warrants that (a) Borrower has not incurred, created or assumed any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), and (b) Mortgage Borrower has not incurred, created or assumed any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) which would in any event be (i) binding on Lender or (ii) following an Enforcement Action, binding on Borrower or the Property, and without any adverse effect on Borrower, Mortgage Borrower, the Collateral, the Property or Lender, other than Permitted Indebtedness and, as of the Effective Date, any and all debt that Borrower or Mortgage Borrower owes to any Affiliate is fully subordinated to the Loan and has a term of at least five (5) years, and upon the consummation of an Enforcement Action, shall cease to be binding on Mortgage Borrower or the Property and without any adverse effect on Borrower, Mortgage Borrower, the Collateral, the Property or Lender.

6.35           LABOR. To the best of Borrower’s knowledge, no organized work stoppage or labor strike is pending or threatened by employees and other laborers at the Property. Neither Mortgage Borrower nor Borrower (i) is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, which could reasonably be expected to have a Material Adverse Effect, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act and (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property that will be binding on the Property upon a transfer of ownership (an “Organized Labor Agreement”) and no such Organized Labor Agreement or contract is currently being negotiated by Borrower, Mortgage Borrower or any of its Affiliates.

6.36           ANTI-CORRUPTION LAWS AND SANCTIONS. Neither (i) Borrower, Mortgage Borrower, Sponsor or any Sponsor BFP Subsidiary nor (ii) to Borrower’s knowledge upon reasonable inquiry, any Person within the Borrowing Group not listed in (i) above, including directors, officers, employees or agents, is: (a) a Sanctioned Person; or (b) controlled by or acting on behalf of a Sanctioned Person. Borrower, Mortgage Borrower, Sponsor and each Sponsor BFP Subsidiary, and, to Borrower’s knowledge upon reasonable inquiry, any other Person within the Borrowing Group including any of their directors, officers, employees or agents (a) is in compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws, (b) has not taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business, or otherwise to secure an improper advantage, (c) has not received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of any Anti-Corruption Laws or Anti-

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Money Laundering Laws. The provisions in this Section shall prevail and control over any contrary provisions in this Agreement or in any related documents; (d) has not been previously indicted for or convicted of any felony involving any criminal violation of any of Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions; and (e) is not currently under investigation by any Governmental Authority for any alleged criminal activity referenced in provision (d). In entering into the Loan Documents to which it is a party, each Loan Party is acting solely for its own account and no natural person owns, directly or indirectly, more than twenty-five percent (25%) of a beneficial interest or voting interest in Borrower.

6.37           MATERIAL CONTRACTS.

(a)                Neither Borrower or Mortgage Borrower has entered into, and neither Borrower nor Mortgage Borrower is bound by, any Material Contract, except those previously disclosed to Lender.

(b)                Each of the Material Contracts is in full force and effect. None of Borrower, Mortgage Borrower, Property Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any of the Material Contracts that remains uncured or in dispute. To Borrower’s knowledge, neither Borrower nor Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in the Material Contracts.

(c)                Borrower has delivered true, correct and accurate copies of the Material Contracts (including all amendments and supplements thereto) to Lender.

(d)                No Material Contract other than the Property Management Agreement, has as a party an Affiliate of Borrower or Guarantor, unless such Material Contract entered into after the Effective Date is not binding upon any successor owner of the Property or, following the consummation of an Enforcement Action, Mortgage Borrower, the Property or Lender and without any adverse effect on Borrower, Mortgage Borrower, the Collateral, the Property or Lender, and will not result in any liability for which any such successor owner or, following the consummation of an Enforcement Action, Borrower, the Property or Lender, could be liable, and without any adverse effect on Borrower, Mortgage Borrower, the Collateral, the Property or Lender. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

6.38           Borrower STATUS. To Borrower’s knowledge, at all times since Brookfield Parent acquired indirect ownership of the Mortgage Borrower and the Property: (A) substantially all of the Borrower’s and Mortgage Borrower’s assets when valued at cost (other than short-term investments pending long-term commitment or distribution to investors) and excluding proceeds generated from the Property, reserves (whether held by Borrower, Mortgage Borrower or any lender) and any interest rate protection agreement entered into by Borrower, Mortgage Borrower or rights under other agreements related to the Property, have been invested (directly or indirectly through Mortgage Borrower) in real estate which is managed or developed by Borrower (directly or indirectly through Mortgage Borrower), directly or indirectly in its capacity as an indirect subsidiary of Brookfield Parent, and Mortgage Borrower, in its capacity as a subsidiary of Brookfield Parent and in the ordinary course of business, has been engaged directly in the real estate management or development activities with respect to the Property.

ARTICLE 7. HAZARDOUS MATERIALS

7.1               SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and

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inquiry, the Borrower hereby specially represents and warrants to the best of its knowledge as of the date of this Agreement as follows:

(a)                Hazardous Materials. Except as set forth in those certain reports listed on Schedule IV attached hereto, the Property and Improvements are not and have not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations. “Hazardous Materials” shall not include commercially reasonable amounts of such materials used or stored in the ordinary course of ownership, operation, maintenance and use of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

(b)                Hazardous Materials Laws. Except as set forth in those certain reports listed on Schedule IV attached hereto, the Property and Improvements are in compliance in all material respects with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(c)                Border Zone Property. The Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that is reasonably expected to cause the Property or any part thereof to be designated as Border Zone Property.

(d)                Hazardous Materials Claims. There are no written claims or actions (“Hazardous Materials Claims”) pending or to Borrower’s knowledge, threatened in writing against Borrower, Mortgage Borrower, the Property or Improvements by any Governmental Authority, governmental agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

7.2               HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)                No Hazardous Activities. Borrower shall not cause or permit, and shall cause Mortgage Borrower not to cause or permit, the Property or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)                Compliance. Borrower shall comply, and shall cause Mortgage Borrower to comply, and Borrower shall, and shall cause Mortgage Borrower to, use commercially reasonable efforts to cause all other Persons to comply in all material respects with all Hazardous Materials Laws relating to the Property and Improvements.

(c)                Notices. The Borrower shall promptly notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property and Improvements; (ii) any

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knowledge by Borrower that the Property and Improvements do not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims.

(d)                Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property or Improvements, Borrower shall promptly take, or cause Mortgage Borrower to take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws (or the applicable Governmental Authority exercising jurisdiction thereover) or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

7.3               INSPECTION BY LENDER. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property and Improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and Improvements.

7.4               HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS IN EACH SUCH PARTY’S CAPACITY AS SUCH FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) (INCLUDING IN EACH CASE LOSSES FOR DIMINUTION IN VALUE, BUT NOT OTHER CONSEQUENTIAL DAMAGES AND EXCLUDING LOSSES INCURRED AS A RESULT OF LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY HAZARDOUS MATERIALS FIRST INTRODUCED TO A PROPERTY AFTER THE DATE LENDER, ITS DESIGNEE or AGENT acQuires possession of the propertY, it being acknowledgeD and agreed By BORROWER that a receiver or custodian appointed BY A COURT SHALL under no circumstances be considered to be an agent of lender) WHICH LENDER ACTUALLY INCURS (EXCEPT IN THEIR RESPECTIVE CAPACITIES AS A TENANT UNDER ANY LEASE OF THE PROPERTY, IF APPLICABLE, OR AS A PURCHASER OF THE PROPERTY; PROVIDED, HOWEVER, THAT (1) SUCH EXCEPTION SHALL NOT APPLY TO LENDER OR ITS NOMINEE IN ITS CAPACITY AS OWNER OR OCCUPANT OF THE PROPERTY IN CONNECTION WITH OR FOLLOWING ANY FORECLOSURE (OR A CONVEYANCE IN LIEU OF FORECLOSURE) OR THE EXERCISE OF ANY REMEDIES UNDER THE LOAN DOCUMENTS, (2) SUCH EXCEPTION SHALL IN NO WAY REDUCE OR IMPAIR ANY INDEMNITY OBLIGATIONS ARISING HEREUNDER AND (3) THAT TO THE EXTENT ANY SUCH PERSON IS BOTH LENDER AND A TENANT AND, IN SUCH CAPACITY AS A TENANT INCURS ANY LOSS OR DAMAGE, THE RESPONSIBILITY FOR SUCH LOSS OR DAMAGE SHALL BE GOVERNED BY THE APPLICABLE LEASE) AS A DIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL PAY TO LENDER, WITHIN TEN (10) DAYS OF DEMAND, ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE OR PARTIAL RELEASE OF THE PLEDGE AGREEMENT.

7.5               LEGAL EFFECT. Borrower and Lender agree that: (i) this Article is intended as Lender’s written request for information (and Borrower’s response) concerning the environmental

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condition of the real property security as required by California Code of Civil Procedure §726.5; and (ii) each provision in this Section (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736. The term of the indemnity provided for herein will commence on the date hereof. Without in any way limiting the above, it is expressly understood that Borrower’s duty to indemnify the applicable indemnitees hereunder shall survive: (1) any judicial or non-judicial foreclosure under the Pledge Agreement, or transfer of the Collateral in lieu thereof; (2) the cancellation of the Note and the release or satisfaction or or partial release or satisfaction of the Pledge Agreement; and (3) the satisfaction of all of Borrower’s obligations under the Loan Documents.

7.6               ENVIRONMENTAL IMPAIRMENT. If any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Lender’s rights and remedies, Lender may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected parcel or portion of the Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Borrower to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Lender’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Borrower shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and Borrower knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender in connection with any action commenced under this Section, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Property is environmentally impaired, plus interest thereon at the default rate of interest set forth in the Note until paid, shall be added to the obligations secured by the Pledge Agreement and shall be due and payable to Lender upon its demand made at any time following the conclusion of such action.

ARTICLE 8. CASH MANAGEMENT

8.1               DEPOSIT ACCOUNT AGREEMENT.

If, at any time during the term of the Loan, the Mortgage Loan ceases to be outstanding, then Lender may require Borrower to replace the existing deposit account agreement with a deposit account agreement with Lender and a deposit bank acceptable to Lender in its reasonable discretion substantially in the form of the existing deposit account agreement (the “Mezzanine Deposit Account Agreement”). In such event, Borrower shall cause all amounts on deposit in the accounts of Mortgage Lender to be transferred to the deposit account described in the Mezzanine Deposit Account Agreement, which amounts shall be held and disbursed by Lender in accordance with the terms of the Mortgage Loan Agreement which deal with the disbursement of funds from the accounts of the Mortgage Lender as if such terms were set forth herein in their entirety.

8.2               security interest.

As security for payment of the Obligations and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender and grants to Lender a security interest in, all of Borrower’s right, title and interest in and to any accounts

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established pursuant to this Agreement (collectively, the “Accounts”). Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. The Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Account shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Obligations, all remaining funds in the Accounts, if any, shall be disbursed to Borrower.

8.3               Mortgage Loan Cash Management.

(a)                Borrower shall cause Mortgage Borrower to comply with each of the covenants of Mortgage Borrower set forth in Article 8 of the Mortgage Loan Agreement.

(b)                If, at any time the Obligations are outstanding and Mortgage Lender is not requiring Mortgage Borrower to comply with Article 8 of the Mortgage Loan Agreement due to a formal written waiver or an amendment to the Mortgage Loan Documents, or the Mortgage Loan has paid in full in accordance with the terms of the Mortgage Loan Agreement, then Lender shall have the right, at its option and on written notice to Borrower, to the extent permitted under the Mortgage Loan Documents to require Borrower to make such required deposits and maintain such required accounts for the benefit of the Loan, in which case such deposits shall be made by Borrower and held in an account established and designated by Lender (which substitute account shall be subject to the same terms and conditions applicable under the Mortgage Loan and shall not subject Mortgage Borrower or Borrower to any additional obligations not required pursuant to the Mortgage Loan Documents) and disbursed by Lender in accordance with the provisions of Article 8 of the Mortgage Loan Agreement. All funds transferred to or for the benefit of Lender, or Borrower pursuant to this Agreement shall be deemed to be a permitted distribution from Mortgage Borrower to Borrower, and shall be applied and disbursed in accordance with this Agreement.

(c)                All transfers of funds to or for the benefit of Lender or Borrower pursuant to this Agreement or the Mortgage Loan Documents in which Mortgage Borrower has an interest, are intended by Borrower and Mortgage Borrower to constitute and shall constitute distributions from Mortgage Borrower to Borrower of such funds.

(d)                In the event that the Mortgage Loan has been fully repaid in accordance with the terms of the Mortgage Loan Agreement and the Loan has not been fully repaid (or Mortgage Lender is not requiring Mortgage Borrower to maintain and make deposits in any reserves or escrow accounts now or hereafter required under the Mortgage Loan Agreement or the Mortgage Loan Documents due to a formal written waiver or any amendment to the Mortgage Loan Documents), then Borrower shall enter into a cash management agreement with Lender, in form and substance reasonably satisfactory to Lender (the “Replacement Cash Management Agreement”), that shall require that Borrower and Mortgage Borrower establish certain accounts and reserves, and pledge such accounts and reserves to Lender as additional collateral for the Loan, to the extent necessary to provide Lender with substantially the same legal and economic rights and remedies as Mortgage Lender has under the cash management and reserve provisions of the Mortgage Loan Documents, including, without limitation, Article 8 of the Mortgage Loan Agreement. Until such time as the Replacement Cash Management Agreement has been fully-executed, Borrower shall cause Mortgage Borrower to continue to comply with the cash management and reserve provisions of the Mortgage Loan Documents notwithstanding the repayment of the Mortgage Loan, provided that such performance by Mortgage Borrower shall be in favor of Lender rather than Mortgage Lender.

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ARTICLE 9. ADDITIONAL COVENANTS OF BORROWER

9.1               EXPENSES. Borrower shall promptly pay Lender upon demand all costs and expenses incurred by Lender (including reasonable attorneys’ fees and expenses) in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b)  the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the other Loan Documents, Other Related Documents and any other documents or matters; (c) securing the Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (d) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement, the other Loan Documents and Other Related Documents; (e) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, Other Related Documents, the Property or any other security given for the Loan; and (f) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees incurred for (x) provided that no Default exists, no more than two appraisals obtained during the term of the Loan (in addition to any appraisal delivered in connection with the closing of the Loan) and (y) all appraisals obtained after and during the continuation of a Default, cost engineering and inspection fees, reasonable legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees, UCC vendor fees and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees (to the extent Lender is permitted to procure such items hereunder) and/or (following the occurrence and during the continuance of Default) all costs incurred by Lender in connection with Section 11.2 hereof. Borrower recognizes and agrees that formal written Appraisals of the Property and Improvements by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services, which charges shall be commercially reasonable and without duplication to any third-party costs in connection with the same service.

9.2               ERISA COMPLIANCE. Borrower shall, and shall cause Mortgage Borrower to, at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower or Mortgage Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower or Mortgage Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3               LEASING.

(a)                Borrower covenants and agrees at Borrower’s sole cost and expense to cause Mortgage Borrower to: (a) perform the material obligations of lessor contained in the Leases and use commercially reasonable efforts to enforce by all available remedies, at the discretion of Borrower, performance by the lessees of the material obligations of the lessees contained in the Leases; (b) (x) give Lender prompt written notice of any default in the payment of base rent or any other material default which occurs with respect to any of the Major Leases and Significant Leases and (y) use commercially reasonable

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efforts to give Lender prompt written notice of any default in the payment of base rent or any other material default which occurs with respect to any other Leases, whether the default be that of the lessee or of the lessor; and (c) exercise diligent efforts to keep all portions of the Property that are capable of being leased, leased at all times at rentals commensurate with current market rates for similarly situated property. Borrower shall not, and shall not allow Mortgage Borrower, without Lender’s prior written consent or as otherwise permitted by any provision of this Agreement: (i) execute any other assignment relating to any of the Leases; (ii) collect rentals more than one (1) month in advance of the time when it becomes due; (iii) consent to any assignment by any lessee under any office lease other than in accordance with the provisions of the Lease in question; or (iv) subordinate or agree to subordinate any of the Leases to any other deed of trust or encumbrance. Any attempted action in violation of this Section 9.3(a), Section 9.3(b), Section 9.3(c) or Section 9.4 of this Agreement shall be null and void. Notwithstanding anything contained herein to the contrary, in no event shall Borrower allow Mortgage Borrower to enter into any Modification that adversely affects the economic terms of a Lease based on lessee’s or lessee’s Affiliates relationship or business dealing with Borrower or any Borrower’s Affiliate unrelated to the Property.

(b)                With respect to executed Leases (including Leases entered into after the Effective Date), Borrower shall not, without Lender’s prior written consent: (i) permit or allow any change, amendment, modification, assignment, surrender, renewal, extension or termination (each a “Modification”) of any Lease (provided that notwithstanding the foregoing with respect to Modifications that are not terminations or surrenders of a Lease, Lender’s consent shall not be unreasonably withheld; (ii) waive any of the Borrower’s rights or remedies, other than such rights which are de minimis in nature; or (iii) otherwise consent to any material change in the obligations, duties or liabilities of a tenant; provided however that Lender’s prior written consent shall not be required (1) for any Modification of any Lease entered into after the date hereof that did not require Lender’s consent as of the execution thereof and that would not have required Lender’s consent if the modified terms had been part of the original lease terms (or if such Lease as modified would have been permitted hereunder as a new Lease (after obtaining the approval of Lender that would be applicable to such new Lease), or (2) any Modification of any Existing Lease, so long as such modification does not (y) reduce the amount (except (I) with respect to any amounts (other than base rent) that are past due, in accordance with Borrower’s customary operating procedures or in good faith settlement of any claims and (II) with respect to any amounts (other than base rent) that have not yet become due, discounts, in Borrower’s good faith judgment, that are commercially reasonable and, with respect to clause (II), in no event to exceed $10,000 in the aggregate with respect to all Leases on a monthly basis) or change the timing for payment of rent of such Existing Lease, or otherwise result in such Existing Lease having materially less favorable terms or (z) change the term of such Existing Lease, provided, however any Modification to an Existing Lease shall be permitted if such Existing Lease as modified would have been permitted hereunder as a new Lease (after obtaining the approval of Lender that would be applicable to such new Lease)), or (3) any Modification evidencing lease renewal options allowing for renewal at the greater of (i) the rent payable prior to the execution of such option and (ii) fair market rent.

(c)                Lender’s consent shall not be required for Borrower to terminate or accept a surrender of any Lease that is not a Major Lease or a Significant Lease where either (i) there is a bona fide default by the tenant thereunder in the payment of base rent or otherwise in material default or (ii) such termination or surrender in Borrower’s good faith judgment is commercially reasonable. Additionally, Lender shall not unreasonably withhold consent to a termination or acceptance of a surrender of a Lease that is a Major Lease or Significant Lease, respectively (A) where such termination or surrender is by reason of the bona fide default by the tenant in the payment of base rent or other material default or (B) where another creditworthy tenant is willing to lease the related space and the net effective rent that would be paid by the replacement tenant would exceed the net effective rent being paid by the tenant whose Lease is being terminated or surrendered for each of the remaining years of such Lease.

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(d)                Unless formally waived in writing by Agent under the Mortgage Loan Agreement, Borrower shall cause Mortgage Borrower to comply with Section 9.3(d) of the Mortgage Loan Agreement. If Agent is not requiring Mortgage Borrower to comply with Section 9.3(d) of the Mortgage Loan Agreement due to a formal written waiver in writing or amendment to the Mortgage Loan Documents, Lender may require compliance with said Section 9.3(d) by deposit of any Termination Payments an escrow account established by Lender for such purpose and to be disbursed on the same terms as set forth in Section 9.3(d) of the Mortgage Loan Agreement.

9.4               APPROVAL OF LEASES.

(a)                Borrower may cause Mortgage Borrower to enter into any Leases provided that all the following requirements are satisfied:

(i)                 If the Lease is a Major Lease or a Significant Lease, Lender’s prior written approval shall have first been obtained pursuant to Section 9.4(b), at Borrower’s sole cost and expense;

(ii)               The Lease shall be prepared substantially on the Mortgage Borrower’s standard form of lease agreement, which has been approved by Lender (with changes as are commercially reasonable taking into consideration the size, credit and bargaining power of the related tenant) or other form required by the tenant (which, as modified in negotiations with the tenant, is commercially reasonable taking into consideration the size, credit and bargaining power of the tenant);

(iii)             The Lease shall be to a tenant who will occupy its premises for the conduct of its and its affiliates’ business and not as a master lease primarily for the subletting of space to others (it being understood that Leases to tenants who lease “office suites” (i.e., tenants who conduct a similar business to Regus Corporation) that are not Affiliates of Borrower, Mortgage Borrower or Guarantor are not prohibited by this clause (iii));

(iv)              Borrower shall or shall cause Mortgage Borrower to deliver to Lender a true and complete copy of such Lease together with the delivery of the financial statements required by Section 10.1(a) and shall certify to Lender Borrower’s compliance with this Section 9.4;

(v)                The Lease shall be subordinate to the Mortgage Loan and the Deed of Trust (which subordination may be subject to the delivery by Agent of a subordination, non-disturbance and attornment agreement in accordance with the provisions of Section 9.4(c) of the Mortgage Loan Agreement);

(vi)              No purchase option, master lease options, or rights of first refusal for the sale of the Property shall be permitted without Lender’s prior written approval, which may be withheld in its sole and absolute discretion; and

(vii)            The Lease shall provide for rental rates and other material economic terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Mortgage Borrower, shall be an arms-length transaction with a bona fide, independent third party tenant (other than leases to the Manager on comparable terms and covering comparable space with those in place on the date hereof), and shall not have a Material Adverse Effect on the value or quality of the Property.

If any of the conditions to entering into a Lease as set forth in this Section 9.4(a) are not satisfied, the consent of Lender shall be required.

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(b)                Borrower may not enter into any new Major Lease or Significant Lease for space in the Improvements unless the following conditions are satisfied: (i) Borrower shall have obtained the consent of Lender, which consent shall not be unreasonably withheld if the proposed tenant is creditworthy (as determined by Lender in its reasonable discretion) and the provisions of Sections 9.4(a)(ii) and (viii) have been complied with and (ii) such Major Lease or Significant Lease complies with the provisions of Sections 9.4(a)(i), (iii), (vi) and (vii).

(c)                Intentionally Omitted.

(d)                Borrower shall promptly reimburse Lender for all actual out-of-pocket costs and expenses reasonably incurred by Lender (including, without limitation, reasonable attorney’s fees and costs) in connection with Lender’s review and approval of any new Lease or any Modification of an existing Lease or any other related Lease documentation required to be reviewed and/or approved by Lender under this Section 9.4.

(e)                Borrower shall have the right to request approval to the material economic and material non-economic terms of a proposed Lease or Modification which would be subject to Lender’s approval hereunder, and upon approval of such terms, Lender shall not unreasonably withhold consent to the final Lease documentation provided such Lease or Modification is consistent with such agreed upon terms and in any event Lender shall not have the right to withhold consent to such Lease or Modification based upon objection to any of the previously approved terms.

(f)                 Any failure of Lender to respond to Borrower’s written request for consent or approval made to Lender pursuant to Section 9.3 or this Section 9.4 within ten (10) Business Days of the date of any such request shall be deemed to constitute Lender’s consent or approval, as applicable, provided that Borrower’s request (i) is made in accordance with the notice provisions of this Agreement; (ii) is accompanied by a copy of the Lease, memorandum, modification, amendment or other document or instrument for which consent or approval is being requested and (iii) states prominently in bold capital letters that Lender’s failure to respond within such time period may result in deemed consent or approval.

9.5               OFAC. At all times throughout the term of the Loan, Borrower, Guarantor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

9.6               FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver and shall cause Mortgage Borrower to execute, acknowledge and deliver, any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any Liens created by the Loan Documents. Borrower shall cooperate with Lender with respect to any proceedings arising out of or relating to the Collateral, the Property, Borrower, Mortgage Borrower, Guarantor, the Loan or the Loan Documents before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, permit the Lender, at its election, to participate in any such proceedings. Borrower shall cooperate with the Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable to Lender in connection with the Property.

9.7               ASSIGNMENT. Without the prior written consent of Lender (which consent may be withheld in its sole and absolute discretion), and except for Permitted Transfers or Permitted Liens, Borrower shall not, whether the same occurs directly, indirectly, by operation of Law (other than as a result of a condemnation) or otherwise (any of the following being a “Transfer”): (a) sell, assign, convey, transfer,

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pledge, mortgage or hypothecate (or permit or suffer the occurrence of any sale, assignment, conveyance, transfer, pledge, mortgaging or hypothecation of): (i) all or any portion of the Property or Borrower’s interest in all or any portion of the Collateral (including, without limitation, the Transfer or lease of any zoning, development or air rights with respect to the Property); (ii) any direct or indirect interest in Borrower or (iii) Borrower’s interest under any of the Loan Documents; or (b) cause, or permit to occur, a Change of Control. Any Transfer not otherwise permitted by this Section 9.7 shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s and Guarantor’s expertise, reputation, prior experience in developing and constructing commercial real property and Lender’s knowledge of Borrower and Guarantor. Borrower shall pay any and all out-of-pocket costs incurred by Lender in connection with any Permitted Transfer (including, without limitation, reasonable attorneys’ fees and expenses). The parties acknowledge that entering into Leases shall not constitute a Transfer. Notwithstanding anything in this Agreement to the contrary, a lease of all or substantially all of Mortgage Borrower’s property to a tenant who will not occupy the leased premises for the conduct of its and its affiliates’ business shall constitute a Transfer requiring the prior written consent of Lender.

9.8               MANAGEMENT AGREEMENT. At all times hereunder, Borrower shall cause Mortgage Borrower to require the Manager of the Property to perform in all material respects in accordance with the terms of the Management Agreement and shall not materially amend, modify or alter the Management Agreement or the responsibilities of such Manager or the liabilities of Mortgage Borrower under the Management Agreement without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed. In addition, provided no Default is then continuing and upon thirty (30) days’ prior written notice to Lender (or such shorter time frame as agreed to by Lender), Borrower shall have the right to terminate the Management Agreement and enter into a replacement management agreement with a Qualified Manager, provided that such replacement management agreement is: (I) (i) substantially in the same form and substance as the Management Agreement delivered to Lender on or prior to the Effective Date and (ii) entered into on an arms’-length basis and otherwise on commercially reasonable terms and providing for economic terms and management fees comparable to then existing local market rates, with a management fee not in excess of three percent (3.0%) of Gross Operating Income or (II) otherwise reasonably acceptable to Lender. Borrower shall and shall cause Mortgage Borrower to, execute, upon Lender’s request, an assignment of Mortgage Borrower’s rights under the Management Agreement or any replacement management agreement to Lender as additional security for Borrower’s obligations under this Agreement and the other Loan Documents and shall cause the Manager and any replacement manager to consent to any such assignment (which consent shall include, among other things, a subordination of any of its fees or compensation provided in the applicable Management Agreement as set forth in the Assignment of Agreements). In no event shall Manager be entitled to receive a management fee in excess of 3% of Revenues (as currently defined in the Management Agreement) of the Property (including the proceeds of any business interruption insurance).

9.9               COMPLIANCE WITH APPLICABLE LAW. Borrower shall, and shall cause Mortgage Borrower to, comply in all material respects with Applicable Law applicable to it or its properties, including without limitation, the ADA.

9.10           SPECIAL COVENANTS; SINGLE PURPOSE ENTITY. Borrower represents and warrants that each of Borrower and Mortgage Borrower at all times since its formation has been, and covenants and agrees that until the Loan has been paid in full it shall, and its Organizational Documents shall provide that it shall, continue to be, a Special Purpose Entity. A Special Purpose Entity means a corporation, limited liability company or a limited partnership, which at all times since its formation has and, on and after the date hereof, shall:

(a)                not own (and has not owned) any asset or property other than (i) (A) in the case of Mortgage Borrower, the Property, or (B) in the case of Borrower, the Collateral, and (ii) such property as

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may be necessary for or incidental to its business purposes set forth in Section 9.10(b) below and (iii) cash, accounts receivable associated with its business purposes set forth in Section 9.10(b) below and other ordinary course investments of funds;

(b)                not engage (and has not engaged) in any business, directly or indirectly, other than (i) in the case of Mortgage Borrower, the ownership, development, operation, leasing, financing and management of the Property, or (ii) in the case of Borrower, the ownership and financing of the Collateral, and conduct and operate its business as presently conducted and operated;

(c)                not amend, alter, change or repeal the “Special Purpose Provisions” as set forth in, and as defined in, its limited liability company agreement without the consent of Lender, nor amend, modify or otherwise change its Organizational Documents without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section 9.10, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent;

(d)                maintain relationships comparable to an arm’s-length transaction with its Affiliates and enter into transactions with its Affiliates only on a commercially reasonable basis and on terms similar to those of an arm’s-length transaction (acknowledging that Mortgage Borrower may enter into agreements with Affiliates relating to Sponsor maintaining Control of Mortgage Borrower, so long as such agreements are not binding upon any successor owner of the Property or, following the consummation of an Enforcement Action, Mortgage Borrower, the Property or Lender and without any adverse effect on Borrower, Mortgage Borrower, the Collateral, the Property or Lender, and will not result in any liability for which any such successor owner or, following the consummation of an Enforcement Action, Borrower, the Property or Lender, could be liable, and without any adverse effect on Borrower, Mortgage Borrower, the Collateral, the Property or Lender);

(e)                not incur, create or assume any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) in the case of Mortgage Borrower, (A) indebtedness paid off in full on or before the date hereof, (B) the indebtedness created by the Mortgage Loan Documents, the Previous Loan Documents, or any interest rate protection agreement in connection therewith, (C) unsecured trade payables and operational debt not evidenced by a note and shall not remain outstanding for more than ninety (90) days, unless being contested by Mortgage Borrower in accordance with the Loan Documents and the Mortgage Loan Documents; (D) Mortgage Borrower’s obligations under any permitted Leases, (E) Mortgage Borrower’s obligations with respect to tenant improvements, tenant allowances or leasing commissions with respect to permitted Leases and (F) customary equipment leases and financing; provided that any indebtedness incurred pursuant to subclauses (C) and (F) shall (1) be incurred in the ordinary course of the business of operating the Property, and (2) not exceed, in the aggregate, three percent (3%) of the outstanding principal balance of the Mortgage Loan, or (ii) in the case of Borrower, (A) the indebtedness created by the Loan Documents, and (B) unsecured trade payables and operational debt not evidenced by a note shall not remain outstanding for more than ninety (90) days, and not more than $250,000 in the aggregate (as applicable “Permitted Indebtedness”);

(f)                 not make any loans or advances to any Person (other than in the case of Mortgage Borrower, advances to any tenant for purposes relating to its Lease or any contractors or subcontractors) nor acquire debt obligations or securities of any Person;

(g)                intend to remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets (to the extent of available cash flow); provided that this subsection (g) shall not be deemed to require any Person to make additional capital contributions to Borrower or Mortgage Borrower, as applicable;

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(h)                pay its own liabilities and expenses only out of its own funds and not the funds of any other Person (to the extent of available cash flow);

(i)                 comply with and observe in all material respects the laws of the state of its formation as they relate to its organizational functions and responsibilities and other organizational formalities in order to maintain its separate existence;

(j)                 maintain all of its books, records and bank accounts separate from those of any other Person;

(k)                prepare separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on the financial statement of any other Person; provided, however, Borrower’s assets may be included in a consolidated financial statement with its Affiliates provided that (i) any such consolidated financial statements do not suggest in any way that Borrower’s assets are available to satisfy the claims of its Affiliate’s creditors and (ii) such assets shall also be listed on Borrower’s own separate balance sheet;

(l)                 file its own tax returns, if any, as may be required under Applicable Law, to the extent not treated as a “disregarded entity”, and pay any Taxes so required to be paid under Applicable Law unless such taxes are contested in accordance with Section 4.4 of this Agreement;

(m)              maintain its books, records, resolutions and agreements as official records;

(n)                be, and at all times hold itself out to the public and all other Persons as a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party of Borrower);

(o)                conduct its business in its own name and correct any known misunderstanding regarding its separate identity;

(p)                not identify itself or any of its Affiliates as a division or part of the other;

(q)                intentionally deleted;

(r)                 maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that this subsection (r) shall not be deemed to require any Person to make additional capital contributions to Borrower;

(s)                 not commingle its funds and other assets with assets of any Affiliate or constituent party or any other Person and hold all of its assets in its own name;

(t)                 maintain its assets in such a manner that it will not be materially costly or difficult to segregate, ascertain or identify its individual asset or assets, as the case may be, from those of any other Person;

(u)                except (i) with respect to Mortgage Borrower, in connection with the Previous Loan Documents or for the pledge of assets to Agent for the benefit of Mortgage Lenders in connection with the Mortgage Loan, and (ii) with respect to Borrower, the pledge of assets to Lender in connection with the Loan, (x) not pledge its assets for the benefit of any other Person, (y) not guarantee or become

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obligated for the debts of any other Person, and (z) not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person;

(v)                not permit any constituent party independent access to its bank accounts;

(w)              maintain a sufficient number of employees, if any, in light of its contemplated business operations;

(x)                not form, acquire or, other than Borrower’s ownership of limited liability company interests in Mortgage Borrower, hold an interest in any subsidiary;

(y)                allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including paying for office space and services that are performed by any employee of any Affiliate on behalf of Borrower;

(z)                to the fullest extent permitted by law, not seek or effect or cause any constituent party to seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, or the sale of substantially all of the assets of Borrower;

(aa)             not fund the operations of any of its Affiliates or pay their expenses;

(bb)            keep careful records of all transactions by and between Borrower and its Affiliates and all such transactions shall be completely and accurately documented and payables shall be accurately and timely recorded;

(cc)             obtain, from and after the Effective Date, the prior unanimous written consent of all other managing members/directors to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding involving Borrower; institute any proceedings under any applicable insolvency law or otherwise seek any relief for Borrower under any laws relating to the relief from debts or protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or a substantial portion of its properties; (iii) make any assignment for the benefit of Borrower’s creditors, as the case may be; or (iv) take any action in furtherance of the foregoing;

(dd)            The organizational documents of which shall provide that at all times there shall be (and Borrower shall at all times cause there to be) at least one (1) duly appointed Independent Director or Independent Manager, which may not be removed or replaced without Cause and unless such Person provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager (as applicable), together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable);

(ee)             The organizational documents of such Person shall provide that such Person shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a unanimous vote of the (A) the sole member of such Person (the “Sole Member”), (B) the board of directors of such Person or (C) the committee of managers designated of such Person designated to manage the business affairs of such Person (the “Committee”), unless at the time of such action there shall be at least one (1) duly appointed Independent Director or Independent Manager and such Independent Director or Independent Manager (as applicable)

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have participated in such vote. The organizational documents of each such Person shall provide that actions requiring such unanimous written consent, including the Independent Directors or Independent Managers (as applicable), shall include each of the following with respect to such Person and Borrower: (i) filing or consenting to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seeking or consenting to the appointment of a receiver, liquidator or any similar official of Borrower or a substantial part of its business, (iii) taking any action that would reasonably be expected to cause such entity to become insolvent, (iv) making an assignment for the benefit of creditors, (v) admitting in writing its inability to pay debts generally as they become due, (vi) declaring or effectuating a moratorium on the payment of any obligations, or (vii) taking any action in furtherance of the foregoing. In addition, the organizational documents of each Person shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (ee), the Independent Directors or Independent Managers (as applicable) shall consider only the interests of such Person, including its creditors. No such Person shall (on behalf of itself or Borrower) take any of the foregoing actions without the unanimous written consent of its board of directors, its member(s) or the Committee, as applicable, including (or together with) all Independent Directors or Independent Managers, as applicable. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to Borrower (including duties to such Person’s equity holders solely to the extent of their respective economic interests in Borrower and to such Person’s creditors as set forth in the immediately preceding sentence), such Independent Directors or Independent Managers (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) such Person’s equity holders, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

(ff)               Such Person may be a Delaware single-member limited liability company provided that:

(i)                 the organizational documents of such Person shall provide that, as long as any portion of the Loan remains outstanding, upon the occurrence of any event that causes the Sole Member of such Person to cease to be a member of such Person (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in such Person and the admission of the transferee, if permitted pursuant to the organizational documents of such Person and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of such Person, if permitted pursuant to the organizational documents of such Person and the Loan Documents), each of the persons acting as an Independent Director or Independent Manager (as applicable) of such Person shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such Person, automatically be admitted as members of such Person (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of Such Person without dissolution. The organizational documents of such Person shall further provide that for so long as any portion of the Loan is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to such Person as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable);

(ii)               the organizational documents of such Person shall provide that, as long as any portion of the Loan remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to such Person ; and

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(iii)             the organizational documents of such Person shall provide that, as long as any portion of the Obligations remains outstanding: (i) such Person shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Person or the occurrence of any other event which terminates the continued membership of the last remaining member of such Person in such Person unless the business of such Person is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Person to cease to be a member of such Person or that causes Sole Member to cease to be a member of such Person (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in such Person and the admission of the transferee, if permitted pursuant to the organizational documents of such Person and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of such Person, if permitted pursuant to the organizational documents of such Person and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such Person, agree in writing (I) to continue the existence of such Person, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Person, effective as of the occurrence of the event that terminated the continued membership of such member in such Person; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of such Person and upon the occurrence of such an event, the business of such Person shall continue without dissolution; (iv) in the event of the dissolution of such Person, such Person shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such Person in an orderly manner), and the assets of such Person shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Such Person or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Such Person, to compel any sale of all or any portion of the assets of such Person pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Person.

As used in this Section 9.10,

“Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of such Person’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.

“Independent Director” or “Independent Manager” shall mean a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent

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member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of Borrower ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)                 a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of any Affiliate of Borrower or any direct or indirect parent of Borrower;

(ii)               a customer, supplier or other Person who derives any of its purchases or revenues from its activities with any Affiliate of Borrower;

(iii)             a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

(iv)              a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Nationally Recognized Service Company” shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

9.11           INTENTIONALLY OMITTED.

9.12           PAYMENT OF PROPERTY TAXES, ETC. Borrower shall pay or shall cause Mortgage Borrower to pay all Taxes, assessments, water rates, sewer rents and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed against the Property (“Property Taxes”) prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof. The Borrower shall deliver to Lender, upon request, receipted bills, cancelled checks and other evidence reasonably

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satisfactory to Lender evidencing the payment of the Property Taxes prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof.

9.13           DSCR.

Borrower shall cause Mortgage Borrower to comply with Section 9.13 of the Mortgage Loan Agreement.

9.14           COMPLIANCE WITH ANTI-CORRUPTION LAWS AND SANCTIONS. Neither Borrower nor any subsidiary of Borrower, nor to the Borrower’s knowledge upon reasonable inquiry, (i) any other Person within the Borrowing Group (including any directors or officers of Borrower or any subsidiary of Borrower) or (ii) any Person acting at the specific direction of Borrower or its Affiliates, including employees and agents, with respect to the matters prohibited by this Section 9.14 shall: directly or indirectly use any of the Loan proceeds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (a) for the purpose of providing financing to or otherwise making funds available to any Sanctioned Person or in any other manner, in each case, as would be prohibited by Sanctions or would otherwise cause Lender or Borrower, or any entity affiliated with Lender or Borrower, to be in breach of any Sanction; (b) fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause Lender or Borrower, or any entity affiliated with Lender or Borrower, to be in breach of any Sanction; or (c) in any other manner that would result in a violation of the Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions. Borrower shall notify Lender in writing not more than one (1) Business Day after becoming aware of any breach of this Section (including the occurrence of any violation of the Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions as contemplated by provision (c) even if such violation was not a result of willful, intentional or grossly negligent action).

9.15           ESCROW FUND.

Borrower shall not be required to make deposits into an escrow account with Lender for Property Taxes or insurance premiums, provided that Mortgage Borrower is required to and does make such deposits during the continuance of a Triggering Event under the Mortgage Loan; provided, however, in the event Mortgage Borrower does not make such deposits during the continuance of a Triggering Event under the Mortgage Loan, Lender after notice to and approval of Mortgage Lender may require Borrower to make such deposits with Lender hereunder substantially in accordance with the provisions of the Mortgage Loan Agreement.

9.16           INTEREST RATE PROTECTION AGREEMENTS.

(a)                Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Protection Agreement which (i) has a term that expires no earlier than the date that is 45 days prior to the Maturity Date; provided, that Borrower shall be permitted to provide Interest Rate Protection Agreements with successive terms of 1 year, so long as Borrower obtains a replacement Interest Rate Protection Agreement satisfying the requirements of this Section 9.16 on or before the expiration date of the then-existing Interest Rate Protection Agreement, (ii) has a notional amount at all times equal to or greater than 100% of the amount of the Loan, (iii) is on terms reasonably acceptable to Lender and (iv) fixes (by the Borrower paying to the counterparty a fixed rate payment) one month LIBOR (without taking into account any Reserve Percentage) or any applicable Benchmark Replacement at a rate not to exceed 4.0% (such initial Interest Rate Protection Agreement, together with any future Interest Rate Protection Agreement required hereunder shall be referred to herein as the “Required Hedge”). If the counterparty under the Interest Rate Protection Agreement is not Wells Fargo or an Affiliate of Wells Fargo, the counterparty must be reasonably acceptable to Lender and must at all times maintain a long term unsecured debt rating or counterparty rating from S&P of “A-” or higher and a long-term unsecured debt rating of not less than “A3” by Moody’s (Wells Fargo or its Affiliate, as counterparty under any such Interest Rate Protection Agreement, or any such other

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counterparty, shall be referred to herein as an “Acceptable Counterparty”). Notwithstanding the foregoing, if any such Acceptable Counterparty is downgraded by S&P or Moody’s below the minimum ratings levels such counterparty shall continue to be an Acceptable Counterparty even without satisfying the foregoing ratings requirements, provided, that, it shall provide a reasonable guaranty from an affiliate that satisfies the foregoing ratings requirements and which is reasonably acceptable to Lender. So long as neither US Bank, SMBC Capital Markets, Inc. nor Sumitomo Mitsui Banking Corporation (its credit support party) are downgraded by S&P or Moody’s from the long-term ratings issued by such rating agencies as of the Effective Date, US Bank, SMBC Capital Markets, Inc. (with Sumitomo Mitsui Banking Corporation as its credit support party) shall be deemed an Acceptable Counterparty.

(b)                Borrower hereby collaterally assigns to Lender, all of their right, title and interest in any and all payments under each Interest Rate Protection Agreement, and shall (i) deliver to Lender an executed counterpart of each such Interest Rate Protection Agreement, (ii) obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such collateral assignment of interest rate protection agreement) and (iii) provide to Lender and the Lenders any additional documentation reasonably requested by Lender to confirm or perfect such security instrument.

(c)                If, at any time during the term of the Loan, the counterparty to the Interest Rate Protection Agreement then in effect ceases to be an Acceptable Counterparty, or if the Interest Rate Protection Agreement is terminated for any reason, then, within thirty (30) days after notice from the Lender, Borrower shall (i) obtain a replacement Interest Rate Protection Agreement satisfying the requirements of Section 9.16(a) above, with a counterparty that is an Acceptable Counterparty and (ii) satisfy the requirements of Section 9.16(b) above with regard to such replacement Interest Rate Protection Agreement. Notwithstanding anything contained herein to the contrary, Borrower shall obtain a replacement Interest Rate Protection Agreement satisfying the requirements of Section 9.16(a) above and satisfy the requirements of Section 9.16(b) above on or before the expiration date of any then-existing Interest Rate Protection Agreement.

(d)                At any time that Borrower obtains a replacement Interest Rate Protection Agreement as set forth in clause (a) or (c) above, Borrower shall deliver to Lender a legal opinion or opinions from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) in form and substance reasonably acceptable to Lender.

(e)                [Intentionally Omitted]

(f)                 Any Interest Rate Protection Agreement provided by an Acceptable Counterparty shall in no event be secured by the Collateral or any interest therein.

9.17           GUARANTOR COVENANTS.

(a)                Guarantor shall maintain, as of the last day of each fiscal quarter of Guarantor, a Net Worth, exclusive of the Property, of at least $318,600,000, with the value of Guarantor’s real estate assets in connection with the foregoing Net Worth calculation being adjusted to reflect fair values consistent with GAAP or International Financial Reporting Standards; and

(b)                at any time that a Sweep Guaranty (as defined in the Mortgage Loan Agreement) is in effect, Guarantor shall maintain, as of the last day of each fiscal quarter of Guarantor, a maximum leverage ratio of 65% with respect to all of Guarantor’s assets in the aggregate.

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Property values in connection with the foregoing leverage ratio calculations shall be calculated using the most recent appraisals ordered by Guarantor or Lender (at Borrower’s sole cost and expense), which appraisals shall be reasonably acceptable to Lender and shall not be more than three years old at the time of such calculation. In addition, the calculation of liabilities in connection with the foregoing Net Worth and leverage ratio calculations shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

9.18           RESTRICTED PAYMENTS. Borrower shall not make a Restricted Payment at any time a Triggering Event, Potential Default (but only if Borrower shall have received written notice of such Potential Default) or Default has occurred and is continuing.

9.19           MORTGAGE LOAN DOCUMENTS. Borrower shall provide Lender with copies of all notices and other material correspondence received or sent by Mortgage Borrower in accordance with the Mortgage Loan Documents.

9.20           REA Covenants. Borrower shall cause Mortgage Borrower to (a) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under any REA and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder, where the failure to do so would result in a Material Adverse Effect; (b) promptly notify Lender of any material default under any REA of which it has received written notice; (c) [Intentionally omitted]; (d) enforce the performance and observance of all of the material covenants and material agreements required to be performed and/or observed under any REA in a commercially reasonable manner, where the failure to do so would result in a Material Adverse Effect; (e) cause the Property to be operated, in all material respects, in accordance with any REA; and (f) not, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed (i) enter into any new REA, execute modifications to any then-existing REA or terminate any REA, if such new REA, such modification or such termination will have a Material Adverse Effect, or (ii) following the occurrence and during the continuance of a Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under any REA.

9.21           DISREGARDED ENTITY. None of Borrower, Mortgage Borrower or any member thereof shall take any action (including but not limited to making any election) which would cause Borrower to fail to be treated, for federal income tax purposes, as a disregarded entity within the meaning of Treasury Regulations §301.7701-2.

9.22           Co-Ownership Agreement Covenants. Borrower hereby covenants and agrees that:

(a)                Borrower shall not, and shall not allow Mortgage Borrower to, without Lender’s prior written consent, amend, modify or materially supplement the Co-Ownership Agreement except (i) to the extent the Loan Documents expressly permit any of the foregoing and (ii) where the same would have no more than a de minimus effect.

(b)                Borrower shall or shall cause Mortgage Borrower to pay all charges and other sums to be paid by Borrower or Mortgage Borrower pursuant to the terms of the Co-Ownership Agreement as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided. After prior written notice to Lender, Borrower, at its own expense, may contest in a commercially

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reasonable manner (which may include, but shall not require, a contest by appropriate legal proceeding), in good faith and with reasonable diligence considering the nature of the claim, the amount or validity or application in whole or in part of any charges required to be paid or services performed by Borrower pursuant to the Co-Ownership Agreement, provided that (i) no Default has occurred and is continuing; (ii) the Property and no part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iii) the Co-Ownership Agreement will not be in danger of being terminated; and (iv) Borrower shall promptly upon final determination thereof pay the amount of any such charges, together with all costs, interest and penalties which may be payable in connection therewith. Borrower shall not be deemed to be in breach of the first sentence of this Section 9.21(b) (and no Default shall arise by reason thereof) if the payment in question is being contested pursuant to the procedures set forth above.

(c)                Borrower shall or shall cause Mortgage Borrower to (i) comply, in all material respects, with all of the terms, covenants and conditions on Borrower’s part to be complied with pursuant to terms of the Co-Ownership Agreement, and (ii) use commercially reasonable efforts to cause each other Person that is a party to the Co-Ownership Agreement to comply, in all material respects, with all of the terms, covenants and conditions on such Person’s part to be complied with pursuant to terms of the Co-Ownership Agreement where the failure to do so would have a Material Adverse Effect.

(d)                Borrower shall or shall cause Mortgage Borrower to take all actions or use commercially reasonable efforts to cause each other Person that is a party to the Co-Ownership Agreement to take all actions, as may be necessary from time to time to preserve and maintain the Co-Ownership Agreement in accordance with applicable laws, rules and regulations.

(e)                Borrower shall not and shall cause Mortgage Borrower not to, without the prior written consent of Lender, as determined in its sole discretion, take (and hereby assigns to Lender any right it may have to take) any action to terminate, surrender, or accept any termination or surrender of, the Co-Ownership Agreement or the Property. Borrower will promptly provide Lender with a copy of all notices of default given or received by it under the Co-Ownership Agreement at the address listed in this Agreement, or any other address which Lender from time to time may provide in writing to it.

(f)                 Borrower shall not and shall cause Mortgage Borrower not to, without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the appointment of a depository for insurance or condemnation proceeds or exercise any right it may have to grant consent (or withhold its consent) to any request by any party to the Co-Ownership Agreement which request would have an adverse effect on the value or the utility of the Property.

(g)                Except for Permitted Liens, Borrower shall not and shall cause Mortgage Borrower not to assign (other than to Agent) or encumber Property or, except to the extent permitted under the Co-Ownership Agreement and solely to the extent Mortgage Borrower has a right of consent or approval thereover, permit any other Person to assign or encumber any interests under the Co-Ownership Agreement other than such Person’s separate tenancy-in-common interest therein.

(h)                Any Person that acquires title and/or rights of Mortgage Borrower under the Co-Ownership Agreement, including by reason of foreclosure of the Deed of Trust, deed in lieu of foreclosure or otherwise, shall (x) succeed to all of the rights of and benefits accruing to Mortgage Borrower under the Co-Ownership Agreement, and (y) be entitled to exercise all of the rights and benefits accruing to Borrower under the Co-Ownership Agreement. At such time as Lender shall request, Borrower agrees to cause Mortgage Borrower to execute and deliver to Lender such documents as Lender and its counsel may reasonably require in order to insure that the provisions of this Section will be validly and legally enforceable and effective against Borrower and all parties claiming by, through, under or against Borrower.

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(i)                 Borrower shall not and shall cause Mortgage Borrower not to commence any proceeding or take any action to terminate the Co-Ownership Agreement or partition the tenancy-in-common without the prior written consent of Lender. Borrower hereby waives and shall cause Mortgage Borrower to waive its right of partition while the Loan is outstanding. The unenforceability of the waiver of the right to partition shall not affect, impair or limit the right of Lender to declare a Default with respect to any partition or action for partition.

9.23           NO LLC DIVISION. Borrower, Mortgage Borrower Guarantor or any Person (a) obligated to pay all or any part of any sums that are, or may become, due under the Loan Documents, or (b) who is, or may become, obligated to perform any obligations secured by the Pledge Agreement, in either case, shall not: (i) create or adopt a Plan of Division, or file a Certificate of Division, or otherwise effectuate a LLC Division of any such entity or Person; (ii) be liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, without limitation, pursuant to a LLC Division); (iii) be divided into two (2) or more Persons, including, without limitation, becoming a Divided LLC (whether or not the original Person survives such division); (iv) be created, or reorganized into, one or more series pursuant to a LLC Division or otherwise; or (v) fail or cease to be in good standing in (x) with respect to Borrower and Mortgage Borrower, the state where the Property is located and/or the state of its incorporation or organization, if different, or (y) with respect to Borrower, Mortgage Borrower, Guarantor or such other Person, any other jurisdiction in which Borrower, Mortgage Borrower, Guarantor or such Person is required to be registered and remain in good standing under applicable law.

9.24           INTERCREDITOR AGREEMENT. Borrower acknowledges that Borrower has been informed by Lender that Agent and Lender are party to the Intercreditor Agreement. Borrower has been informed by Lender that the Intercreditor Agreement memorializes the relative rights and obligations of the parties thereto with respect to the Loan and the Mortgage Loan and based on assertions of Lender it is the intention of the Lender and Agent that: (a) the Intercreditor Agreement is intended solely for the benefit of the parties thereto; and (b) Borrower is not an intended third-party beneficiary of any of the provisions therein with the ability to rely on any of the provisions contained therein. Neither Agent, Lender nor any of the other parties thereto shall have any obligation to disclose to Borrower the contents of the Intercreditor Agreement and the contents of the Intercreditor Agreement have not been disclosed to Borrower as of the date hereof.

9.25           MATERIAL CONTRACTS; ORGANIZED LABOR AGREEMENTS. Borrower shall be required to obtain Lender’s prior written approval of any and all Material Contracts affecting the Property or the Collateral, and any Organized Labor Agreements, which approval may be granted or withheld in Lender’s reasonable discretion.

9.26           Borrower Status. Borrower shall at all times during the term of the Loan: (a) own no material assets when valued at cost (other than short-term investments pending long-term commitment or distribution to investors), excluding real estate management or development activities with respect to the Property and (b) Borrower, in its capacity as a subsidiary of Brookfield Parent, in the ordinary course of its business, shall engage directly in the real estate management or development activities with respect to the Property.

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ARTICLE 10. REPORTING COVENANTS

10.1           FINANCIAL INFORMATION.

(a)                Until such time as the Loan shall have been paid in full, Borrower shall deliver to Lender, as soon as available, but in no event later than one hundred twenty (120) days after each fiscal year end which shall at all times be a calendar year, a current annual financial statement (including, without limitation, an income and expense statement, a cash flow statement and a balance sheet, together with supporting property schedules) of Borrower, in form, content, substance and reasonable detail acceptable to Lender. Each such annual financial statement shall be accompanied by a certificate of Borrower stating that each such annual financial statement is true, correct, accurate, and complete and presents fairly the financial condition and results of the operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP or International Financial Reporting Standards. In addition to the foregoing, Borrower shall deliver to Lender as soon as available but no later than ninety (90) days after the closing date of each fiscal quarter, a quarterly financial statement (including, without limitation, an income and expense statement, a cash flow statement and a balance sheet), accompanied by a certificate of Borrower stating that each such quarterly financial statement is true, correct, accurate, and complete and presents fairly the financial condition and results of the operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP or International Financial Reporting Standards. Within sixty (60) days after the closing date of each fiscal quarter, the Borrower shall deliver an operating statement for the Property, a rent roll for the previous fiscal quarter, copies of Leases executed during the previous fiscal quarter, and a DSCR Certificate for the purposes of determining whether any prepayment, delivery of collateral or other action may be required pursuant to Sections 9.13(a) through (c) hereof. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with GAAP or International Financial Reporting Standards, consistently applied. In addition, the Borrower shall provide to Lender, not later than thirty (30) days prior to the fiscal year end, operating and capital budgets for the Property and Improvements for the next calendar year, which budgets shall show projected Gross Operating Income, Operating Expenses and capital expenditures, each on a monthly basis.

(b)                Guarantor Reporting. Until such time as the Loan shall have been paid in full, the Guarantor shall deliver to Lender, as soon as available, but in no event later than one-hundred twenty (120) days after each fiscal year end, which shall end as of the last day of a calendar quarter, a current annual financial statement (including, without limitation, an income and expense statement, a cash flow statement and a balance sheet, together with supporting property schedules) of Guarantor, audited by a Big Four accounting firm (or such other firm as may be reasonably acceptable to Lender), in form, substance and detail as is reasonably acceptable to Lender. Each annual financial statement shall be accompanied by a certificate of Guarantor stating that each such annual financial statement is true, correct, accurate, and complete and presents fairly the financial condition and results of the operations of Guarantor and has been prepared in accordance with GAAP or International Financial Reporting Standards as of the date of the applicable financial report. In addition to the foregoing, the Guarantor shall deliver to Lender as soon as available but no later than ninety (90) days after the closing date of each fiscal quarter, a quarterly financial statement (including, without limitation, an income and expense statement, a cash flow statement and a balance sheet), in form, substance and detail reasonably acceptable to Lender, accompanied by a certificate of Guarantor stating that each such quarterly financial statement is true, correct, accurate, and complete and presents fairly the financial condition and results of the operations of Guarantor and has been prepared in accordance with GAAP or International Financial Reporting Standards as of the date of the applicable financial report. Concurrently with delivery of the annual and quarterly financial statements referred to above, the Guarantor shall deliver a compliance certificate setting forth in reasonable detail the calculation of the Guarantor’s Net Worth for such fiscal quarter (or in the case of the annual financial statements, the last fiscal quarter of such fiscal year). Except as otherwise agreed to by Lender, all such financial

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information shall be prepared in accordance with GAAP or International Financial Reporting Standards as of the date of the applicable financial report, consistently applied.

(c)                Certificate of Borrower and Guarantor. Together with each delivery of any financial statement pursuant to Section 10.1(a) or Section 10.1(b), Borrower or Guarantor, as applicable, shall provide the certificate of a financial officer or other authorized signatory that such person has reviewed the terms of this Agreement and the other Loan Documents, and has made a review in reasonable detail of the transactions and condition of Borrower or the Guarantor, as applicable, during the accounting period covered by financial statements as he or she deems appropriate with respect to the giving of such certificate, and that such review has not disclosed the existence during or at the end of such accounting period, and that such person does not have knowledge of the existence of any condition or event which constitutes a Default or a material Potential Default as of the date of such certificate, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.

(d)                Other Information. Promptly upon Lender’s request, Borrower shall provide such other information (including but not limited to leasing status reports) as Lender may reasonably require. In addition to all of the aforementioned documents, Borrower shall deliver to Lender, as soon as available, all documents, reports and statements provided to the Mortgage Lender by Mortgage Borrower in connection with the Mortgage Loan and/or the Property and Improvements.

(e)                Budget. For the partial year period commencing on the Effective Date, and for each fiscal year thereafter, Borrower shall submit to Lender an Annual Budget for the Property not later than thirty (30) days prior to the commencement of such fiscal year in form reasonably satisfactory to Lender. From and after the occurrence of a Triggering Event and until a Triggering Event Termination, such Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, after it has been approved in writing by Lender shall be hereinafter referred to as an “Approved Annual Budget”). So long as no Triggering Event has occurred and is continuing, such Annual Budget shall not be subject to Lender’s approval, and shall be deemed to be an Approved Annual Budget for the purposes of this Agreement until the occurrence of a Triggering Event. Upon the occurrence of a Triggering Event, Borrower shall provide to Lender (within five (5) Business Days after the occurrence of such Triggering Event) an Annual Budget for the remainder of the then-current fiscal year, and such Annual Budget shall not be deemed to be an Approved Budget until approved by Lender in its reasonable discretion. These approval provisions will then apply until a Triggering Event Termination. In the event that Lender objects to a proposed Annual Budget (or a modification to an Approved Annual Budget) submitted by Borrower for approval, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Failure of Lender to object to an Annual Budget within the time frames described above shall be deemed to be approval of such Annual Budget as an Approved Annual Budget; provided Borrower’s request states prominently in bold capital letters that Lender’s failure to respond with such time period may result in deemed consent or approval.

(f)                 Borrower shall provide Lender with prompt notice upon becoming aware of any DSCR Event or any failure of the Guarantor to be in compliance with the financial covenants set forth in Section 9.17.

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10.2           BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior notice. Borrower shall be obligated to reimburse Lender for its costs and expenses incurred in connection with the exercise of their rights under this Section while a Default exists.

10.3           INTENTIONALLY OMITTED.

10.4           INTENTIONALLY OMITTED.

10.5            INTENTIONALLY OMITTED.

10.6           KNOWLEDGE OF DEFAULT; ETC. Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Lender the occurrence of any Default.

10.7           LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION. Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Lender, (i) the institution of, or threat in writing of, any material proceeding against or affecting Borrower, Mortgage Borrower, the Collateral or the Property, including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any proceeding already disclosed, which, in either case, has a Material Adverse Effect, which notice shall contain such information as may be reasonably available to Borrower to enable Lender and its counsel to evaluate such matters.

10.8           ENVIRONMENTAL NOTICES. Borrower shall notify Lender, in writing, as soon as practicable, and in any event within ten (10) days after Borrower’s learning thereof, of any notice required pursuant to Section 7.2(c).

ARTICLE 11. DEFAULTS AND REMEDIES

11.1           DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement, the other Loan Documents, the Guaranty and the Hazardous Materials Indemnity Agreement:

(a)                Monetary. Borrower’s failure to pay when due any sums payable under Section 2.6(a); or

(b)                Other Monetary. Borrower’s failure to pay when due any sums payable under this Agreement, the Note, the Hazardous Materials Indemnity Agreement and any of the other Loan Documents other than those set forth in Section 11.1(a) and such failure continues for five (5) Business Days after written notice by Lender; or

(c)                Performance of Obligations. Borrower’s or Guarantor’s failure to perform in any material respect any obligation (other than those specified in clauses (a) and (b), and clauses (d) through (o) of this Section 11.1) that it is required to perform under any of the Loan Documents or the Guaranty or the Hazardous Materials Indemnity Agreement and the continuance of such failure for thirty (30) days after written notice thereof from Lender; provided, however, other than with respect to a failure to deliver any documents or information to Lender which Borrower or the Guarantor is required to under the Loan Documents or the Guaranty or the Hazardous Materials Indemnity Agreement (including, but not limited to, pursuant to Section 10.1 of this Agreement), if such failure cannot be cured by Borrower or Guarantor, as the case may be, within such thirty (30) day period with reasonable diligence, then said thirty (30) day period shall be extended for such additional time period as Borrower or Guarantor shall require to cure the

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same, provided that such party commences to cure within such thirty (30) day period and thereafter continues with reasonable diligence to cure the same, but in no event shall such additional period exceed ninety (90) days; or

(d)                Liens, Material Damage. (i) Subject to Borrower’s right to contest as provided in the second proviso of Section 4.4, if the Property becomes subject to any mechanic’s, materialman’s or other Lien, except a Permitted Lien, and such Lien is not discharged (by payment or bonding) within forty five (45) days after Borrower obtains knowledge of such Lien, or (ii) any material damage to, or loss, theft or destruction of, any Collateral or the Property, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, or, if such event is not covered by business interruption insurance, for ninety (90) consecutive days, the cessation or substantial curtailment of revenue producing activities of Borrower or Mortgage Borrower, but only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

(e)                Representations and Warranties. The material breach of any representation or warranty of Borrower or the Guarantor in any of the Loan Documents or the Guaranty or the Hazardous Materials Indemnity Agreement or in any report, certificate, financial statement or other document prepared or certified by Borrower or Guarantor and furnished pursuant to or in connection with this Agreement or any other Loan Documents or the Guaranty or the Hazardous Materials Indemnity Agreement, provided that in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within thirty (30) days, Borrower or Guarantor, as the case may be, shall have thirty (30) days from the date of Lender’s delivery of notice of the breach in which to cure the breach; however, if such breach has not or would not reasonably be likely to cause a Material Adverse Effect and such breach cannot be cured by Borrower or Guarantor, as the case may be, within such thirty (30) day period with reasonable diligence, then said thirty (30) day period shall be extended for such additional time period as Borrower or Guarantor, as the case may be, shall require to cure the same, provided that such party commences such cure within such thirty (30) day period and thereafter continues with reasonable diligence to cure the same, but in no event shall such additional period exceed sixty (60) days; or

(f)                 Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower or Mortgage Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower or Mortgage Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower or Mortgage Borrower for the benefit of creditors; or (iv) Borrower or Mortgage Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or Mortgage Borrower or any of its property; or

(g)                Involuntary Bankruptcy. The failure of Borrower or Mortgage Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or Mortgage Borrower or in any way restrains or limits Borrower, or Lender regarding the Loan, the Collateral, the Property or the Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or ninety (90) days after the date of filing of such involuntary petition; or

(h)                Guarantors. The occurrence of any of the events specified in Section 11.1(f) or Section 11.1(g) as to Guarantor; or

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(i)                 Transfer. The occurrence of any Transfer other than a Permitted Transfer, Permitted Lien or Permitted Easement without the prior written consent of each Lender; or

(j)                 Loss of Priority. The failure at any time of the UCC Financing Statements to be a valid first lien on the Collateral or any portion thereof, other than as a result of any termination of the UCC Financing Statements with respect to all or any portion of the Collateral pursuant to the terms and conditions of this Agreement; or

(k)                Revocation of Loan Documents. Borrower or Guarantor shall disavow, revoke or terminate the Guaranty, the Hazardous Materials Indemnity Agreement or any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document, the Guaranty or the Hazardous Materials Indemnity Agreement; or

(l)                 Interest Rate Protection Agreement. If any of the following events shall occur: (1) the occurrence of a default by Borrower, which default shall continue beyond the applicable notice and grace period, under any Interest Rate Protection Agreement now or hereafter entered into between Borrower, Lender or another financial institution in connection with the Loan, including, without limitation, the Required Hedge; or (2) without limitation to the provisions of the preceding clause (1), the failure of the Borrower to comply with its obligations under Section 9.16(c) within the time periods proscribed therein; or

(m)              Judgment. One or more final, non-appealable judgment or judgments are entered against (i) Borrower, or (ii) Mortgage Borrower in an aggregate amount greater than $4,000,000 which is not paid, bonded or otherwise satisfied in full within ninety (90) days following the date such judgment was entered; provided, however that any such judgment shall not be a Default under this Section 11.1(m) if and for long as (x) the amount of such judgment is covered by a valid and binding policy of insurance between the defendant and an insurer (such insurer meeting the rating requirement set forth in Section 5.2(b) hereof), covering payment thereof and (y) the insurer has been notified of and has not disputed the claim made for payment of, the amount of such judgment, provided, further, however, that if any such judgment shall constitute a Lien on the Property, the provisions of Section 11.1(d) shall apply; or

(n)                Guaranties. The occurrence of a default under the Guaranty or the Hazardous Materials Indemnity Agreement, beyond any applicable notice and cure period set forth therein, if any; or

(o)                Mortgage Loan. A Mortgage Loan Default shall occur, and shall not have been cured by Mortgage Borrower, or if Mortgage Borrower enters into or otherwise suffers or permits any amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Mortgage Loan Document without the prior written consent of Lender (except to the extent permitted pursuant to Section 12.9 of this Agreement); or

(p)                Guarantor Financial Covenants. Either (i) Guarantor shall at any time fail to comply with the financial covenants set forth in Section 9.17(a) or (ii) Guarantor shall at any time fail to comply with the financial covenants set forth in Section 9.17(b) and, in connection with the resultant Sweep Guaranty Termination Event (as defined in the Mortgage Loan Agreement), Mortgage Borrower fails to comply with its obligations set forth in Section 8.5(c) of the Mortgage Loan Agreement; or

(q)                Co-Ownership Agreement. If Mortgage Borrower defaults under the Co-Ownership Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder which such default results in a Material Adverse Effect or if the Co-Ownership Agreement is canceled, terminated or surrendered or expires pursuant to its terms, unless in such case Borrower or Mortgage

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Borrower shall within thirty (30) days thereafter cause the Co-Ownership Agreement to be reinstated or continued, as the case may be; or

(r)                 Partition. If Borrower, Mortgage Borrower or any other Person commences any proceeding or takes any action to terminate the Co-Ownership Agreement or partition the tenancy-in-common described therein without the prior written consent of Lender and, if a Person other than Borrower or Mortgage Borrower, the same is not dismissed within ninety (90) days of its commencement; or

(s)                 Breach of Sanctions Provisions. The failure of any representation or warranty of Borrower, or Borrower’s failure to perform or observe any covenant, contained in either of those Sections of this Agreement entitled “Anti-Corruption Laws and Sanctions” or “Compliance With Anti-Corruption Laws and Sanctions”; or

(t)                 Money Laundering. The indictment, arraignment, custodial detention or conviction of Borrower, Sponsor, Guarantor, or any Sponsor BFP Subsidiary, or any officer or director thereof, on any charge of violating any Anti-Money Laundering Laws, to the extent such indictment, arraignment, custodial detention or conviction is reasonably expected to, in the opinion of Lender, result in a Material Adverse Event or subject Lender to liability by any Governmental Authority.

Notwithstanding the foregoing, in no event shall any Default result from Borrower’s failure to pay any amount if both (i) Lender is expressly obligated pursuant to the terms of the Loan Documents to release funds to Borrower to pay such amount and (ii) Lender breaches, and continues to be in breach of, such obligation.

11.2           ACCELERATION UPON DEFAULT; REMEDIES.

(a)                Automatic Acceleration. Upon the occurrence of a Default specified in Sections 11.1(f) or 11.1(g), the principal of, and all accrued interest on, the Loan and the Note at the time outstanding, and all of the other Obligations of Borrower, including, but not limited to, the other amounts owed to Lender under this Agreement, the Note or any of the other Loan Documents shall become immediately and automatically due and payable by Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower.

(b)                Acceleration. If any other Default shall exist, Lender may declare the principal of, and accrued interest on, the Loans and the Note at the time outstanding and all of the other Obligations, including, but not limited to, the other amounts owed to Lender under this Agreement, the Note or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower.

(c)                Loan Documents. Lender may exercise any and all of its rights under any and all of the other Loan Documents. Upon any such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in any Accounts to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

(d)                Appointment of Receiver. To the extent permitted by Applicable Law while a Default is continuing, Lender shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any

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portion of the Collateral, and/or the business operations of the Borrower and to exercise such power as the court shall confer upon such receiver.

(e)                Marshaling. Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Lender and Lender enforces their security interests or exercises their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(f)                 Remedy Procedures.

(i)                 Nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property or any other Collateral for satisfaction of the Obligations in preference or priority to any other Collateral, and Lender may seek satisfaction out of the Property or all of the other Collateral or any part thereof, in its absolute discretion in respect of the Obligations. Lender shall have the right to foreclose on the Pledge Agreement in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered. In addition, Lender shall have the right, from time to time during the continuance of a Default, to sever the Notes and the other Loan Documents into one or more separate notes, Pledge Agreements and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after request, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof.

(ii)               Without limitation to the foregoing, upon the occurrence and during the continuance of a Default, Lender shall have the right to institute a proceeding or proceedings for the foreclosure of the Pledge Agreement whether under the UCC, by court action, power of sale or otherwise, under any applicable provision of law, for all or any part of the Obligations, and the lien and the security interest created by the Pledge Agreement shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding Lender shall be permitted to enforce payment and performance of the Obligations and exercise any and all rights and remedies under the Loan Documents, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Lender, in its sole discretion, Any and all sums received by Lender in connection with the enforcement of the Pledge Agreement shall be applied to the Obligations in such order and priority as Lender shall determine, in its sole discretion.

(g)                Order of Payments. If a Default exists and maturity of any of the Obligations has been accelerated or the Maturity Date has occurred, all payments received by Lender under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by

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Borrower hereunder or thereunder, shall be applied in such order and priority as Lender shall determine, in its sole discretion.

11.3           DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payments. Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

11.4           COSTS OF ENFORCEMENT; REPAYMENT OF FUNDS ADVANCED. All costs of enforcement and collection (including reasonable attorneys’ fees and expenses) and any other funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable by Borrower to Lender upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

11.5           RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

11.6           INTENTIONALLY OMITTED.

ARTICLE 12. THE LENDER; MORTGAGE LOAN PROVISIONS

12.1           Reimbursement for Protective Advances. Lender may make, and shall be reimbursed in full by Borrower for, protective advances with respect to any amounts owed by Borrower in connection with the Collateral, or any amounts owed by Mortgage Borrower in connection with the Property and Improvements, including, among other things, payments required by Mortgage Borrower under the Mortgage Loan in connection with the Property, including Property Taxes, assessments and governmental charges or levies imposed upon the Property or Improvements, and amounts expended to pay insurance premiums for policies of insurance related to such Property, subject to any applicable Mortgage Borrower right to contest such item as set forth in the Mortgage Loan Documents. Borrower agrees to pay on demand all Protective Advances.

12.2           SETOFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Lender and such Participant is hereby authorized by the Borrower, at any time or from time to time while a Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Lender and the Lender exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender, any affiliate of Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loan and all other Obligations have been declared to be, or have otherwise

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become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured.

12.3           Borrower shall cause Mortgage Borrower to: (a) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents; (b)  observe in all material respects all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed and observed to the applicable standards required pursuant to the Mortgage Loan Documents unless waived in writing by Agent; and (c) promptly deliver to Lender a true and complete copy of any written notice delivered by Agent to Mortgage Borrower of any Default by Mortgage Borrower under the Mortgage Loan Documents.

12.4           During the continuance of any Mortgage Loan Default, Borrower agrees that Lender shall have the right (but not the obligation), upon prior written notice to Borrower, to (i) pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Mortgage Borrower as may be required, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed, and (ii) subject to the rights of Agent under the Mortgage Loan Documents, pay any other amounts and take any other action as Lender, in its reasonable, good faith discretion, shall deem necessary to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral.

(a)                Subject to the rights of Agent under the Mortgage Loan Documents, Borrower grants Lender and its designees the right to enter upon the Property subject to the rights of permitted occupants at the Property at any time following the occurrence and during the continuance of any Mortgage Loan Default for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect the Lender’s interest in the Loan. Lender may take such action as Lender deems reasonably necessary to carry out the intents and purposes of this Section (including communicating with Agent with respect to any Mortgage Loan Default), upon prior notice to, but without consent from, Borrower or Mortgage Borrower. Borrower shall not, and shall not cause or knowingly permit Mortgage Borrower or any Affiliate to interfere with any action on the part of Lender to cure any Mortgage Loan Default as permitted in accordance with the provisions of this Article 10. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under and in accordance with this Section (including, reasonable attorneys’ fees), with interest at the Default Rate, for the period from the date that is ten (10) Business Days following the date of written demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement.

(b)                If Lender shall receive a copy of any notice of a Mortgage Loan Default sent by Agent, such notice shall, solely during the continuance of such Mortgage Loan Default, constitute protection to Lender for any action taken or omitted to be taken by Lender, pursuant to and in accordance with this Section and in good faith, in reliance thereon. As a material inducement to Lender to make the Loan, Borrower hereby releases and waives all claims against the Lender arising out of Lender’s exercise of its rights and remedies provided in this Section, except for Lender’s (or its designee’s) gross negligence, bad faith or willful misconduct.

(c)                In the event that Lender makes any payment in respect of the Mortgage Loan after the occurrence and during the continuance of a Mortgage Loan Default, Lender shall be subrogated to all of the rights of Agent under the Mortgage Loan Documents against any Property and Mortgage Borrower in addition to all other rights Lender may have under the Loan Documents or applicable law,

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(d)                To the extent any funds are received from or for the account of Borrower during the continuance of any Mortgage Loan Default, Lender may remit any such funds (including, without limitation, any funds remitted in order to cure a Default under this Loan) to Agent (i) as required to comply with the Intercreditor Agreement or (ii) if the Intercreditor Agreement does not otherwise so require, to the extent necessary to cure such existing Mortgage Loan Default and/or to pay the then outstanding due and payable amounts owed pursuant to the Mortgage Loan Agreement, and shall have no obligation to apply any such funds to payments due under this Loan.

12.5           If any action, proposed action or other decision by Mortgage Borrower is consented to or approved by Agent and/or Mortgage Lender pursuant to the terms of the Mortgage Loan Agreement or Agent and/or Mortgage Lender otherwise grants its consent or approval to any other item pursuant to the terms of the Mortgage Loan Agreement, such consent or approval shall not be binding or controlling on the Lender to the extent that Lender has the right to consent to or approve any such action, proposed action or other item pursuant to the terms of this Agreement. Borrower hereby acknowledges and agrees that (a) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (b) in determining whether to grant, deny, withhold or condition any requested consent or approval, Agent and/or Mortgage Lender and Lender may reasonably reach different conclusions, and (c) except as otherwise expressly provided in this Agreement, Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent set forth herein.

12.6           Following the occurrence and during the continuance of a Default, but subject in all events to the terms, provisions and restrictions of the Mortgage Loan Documents, Borrower shall not make any distributions to any Person holding an equity interest or a collateral interest in Borrower. Upon receipt of such funds from Borrower, but only if an Default has occurred and is then continuing, Lender may (a) apply such funds as required to comply with the Intercreditor Agreement or (b) if the Intercreditor Agreement does not otherwise so require, elect to (i) apply such funds to any obligation of Borrower under the Loan Documents or (ii) pay such funds over to Agent with respect to Borrower’s obligations under the Mortgage Loan Documents (in accordance with the terms and conditions of the Mortgage Loan Documents).

12.7           Without obtaining the prior written consent of Lender, Borrower shall not cause or permit Mortgage Borrower to (a) enter into any material amendment or material modification of any of the Mortgage Loan Documents, or (b) grant to Mortgage Lender any material consent or material waiver. Borrower shall cause Mortgage Borrower to provide Lender with a copy of any amendment or modification to the Mortgage Loan Documents within five (5) days after receipt of an execution version of such amendment or modification.

ARTICLE 13. MISCELLANEOUS PROVISIONS

13.1           INDEMNITY. Borrower hereby agrees to defend, indemnify and hold harmless the Lender, its respective directors, officers, employees, agents, successors and assigns (in their capacities as such) from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and reasonable legal fees or other out-of-pocket expenses (including, without limitation, attorneys’ fees and expenses) which Lender could reasonably be anticipated to actually incur (except in its capacity as a tenant under any Lease of the Property, if applicable, or as a purchaser of the Property; provided, however, that (1) such exception shall not apply to Lender or its nominee in its capacity as owner of the Collateral, or occupant of the Property, in connection with or following any foreclosure (or a conveyance in lieu of foreclosure) or the exercise of any remedies under the Loan Documents, (2) such exception shall in no way reduce or impair any indemnity obligations arising hereunder and (3) that to the extent any such person is both a Lender and a tenant and, in such capacity as a tenant incurs any loss or damage, the responsibility for such loss or damage shall be governed by the applicable Lease) as a direct consequence of: (a) the

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purpose to which Borrower applies the Loan proceeds; (b) the failure of Borrower or guarantor to perform any obligations as and when required by this Agreement, any of the other Loan Documents or any Other Related Document; (c) any failure at any time of Borrower’s representations or warranties to be true and correct; or (d) any act or omission by Borrower, constituent partner or member of Borrower, any contractor, subcontractor or material supplier, engineer, architect or other person or entity with respect to the Property. Borrower shall pay to Lender within ten (10) days after demand thereof any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the loan. Borrower’s duty and obligations to defend, indemnify and hold harmless Lender shall survive cancellation of the notes .

13.2           FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

13.3           NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.

13.4           NOTICES. All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing, shall be delivered by hand or overnight courier service (with a reputable overnight courier service), or mailed by certified or registered mail, return receipt requested, and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery, or (a) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified or (b) if sent by hand or overnight courier service, upon the first to occur of receipt or one (1) Business Day after being deposited with the courier service; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Borrower shall forward to Lender, without limitation, copies of all notices, letters and other communications delivered to the Property, Mortgage Borrower or Mortgage Lender in connection with the Mortgage Loan or the Mortgage Loan Documents

13.5           ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate in its reasonable judgment to protect Lender’s interest under any of the Loan Documents or Other Related Documents; provided, that prior to a Default, Lender shall give Borrower at least five (5) Business Days’ notice before exercising such power of attorney and no such action taken shall increase Borrower’s obligations or liabilities hereunder.

13.6           ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend, as is appropriate to protect its interest in the Collateral or to prevent a Material Adverse Effect, any action or proceeding purporting to affect the Property, the Improvements, the Loan Documents or the Other Related Documents and Borrower shall, within ten (10) days after demand, reimburse Lender for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

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13.7           RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Collateral, the Property or Improvements, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

13.8           DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

13.9           ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall promptly pay to Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan.

13.10        IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States Dollars, in immediately available funds.

13.11        AMENDMENTS AND WAIVERS.

(a)                Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of Lender, and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)                Amendment of Lender’s Duties, Etc. No amendment, waiver or consent unless in writing and signed Lender, shall affect the rights or duties of Lender under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

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13.12        SUCCESSORS AND ASSIGNS.

(a)                Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Lender (and any such assignment or transfer to which Lender has not consented shall be void).

(b)                Participations. Lender may at any time grant to an affiliate of Lender, or one or more banks or other financial institutions (each, a “Participant”) participating interests in its Commitments or the Obligations owing to such Lender hereunder; provided that any such participation (and assignments of participation interests by existing Participants) shall be subject to the following conditions: (i) any participation (or assignment of participation) shall be in an amount at least equal to Five Million and No/100 Dollars ($5,000,000.00 and (ii) the consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless: (A) a Default has occurred and is continuing at the time of such participation (or such assignment of participation); or (B) such participation (or such assignment of participation) is to a Lender, an Affiliate of a Lender, an Approved Fund or any other Person who is an Eligible Assignee meeting the Eligibility Requirements. Except as expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, Lender shall remain responsible for the performance of its obligations hereunder, and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Any agreement pursuant to which Lender may grant such a participating interest shall provide that Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (iii) reduce the rate at which interest is payable thereon, (iv) release any Collateral (except as expressly provided in the Loan Documents) or (v) release Guarantor from any liability under the Guaranty (except as expressly provided in the Loan Documents). An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). The costs and expenses of Lender and Participant in connection with such participation shall be at the sole cost and expense of such parties. A Participant, through Lender, shall be entitled to the benefits of Section 2.11 in the same manner as if it were an Assignee so long as such Participant shall have complied with the requirements of Section 2.11, and, provided, further, that no Participant shall be entitled to receive any greater amount pursuant to Section 2.11 than Lender would have been entitled to receive with respect to the direct or indirect participation sold to the Participant (and without duplication of amounts payable to Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans, Commitments or other obligations under any Loan Document from time to time (the “Participant Register”). The obligations of Borrower under the Loan Documents are registered obligations within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations and any other relevant or successor provisions of the Internal Revenue Code or such regulations (and shall be construed as such) and the right, title and interest of each Participant in and to such obligations shall be transferable only upon notation of such transfer in the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code. The entries in the Participant Register shall be conclusive absent manifest error, and Lender

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shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c)                Assignments. Lender may at any time assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Note; provided, however, any partial assignment shall be in an amount at least equal to Five Million and No/100 Dollars ($5,000,000.00), and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance of at least Five Million and No/100 Dollars ($5,000,000.00). Upon the consummation of any such assignment, Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender , and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, and the Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee and such transferor Lender, as appropriate, and shall update Schedule I attached hereto. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower, or any of its respective affiliates or Subsidiaries. The costs and expenses of Lender and Assignee in connection with such participation shall be at the sole cost and expense of such parties. Lender, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and Lender at any time and from time to time upon reasonable prior notice. The obligations of Borrower under the Loan Documents are registered obligations and the right, title and interest of Lender and its Assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register. This Section 13.12(c) shall be construed so that such obligations are at all times maintained in “registered from” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).

(d)                Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligation thereunder.

(e)                Information to Assignee, Etc. A Lender may furnish any information concerning Borrower, any subsidiary or any other Loan Party in the possession of Lender from time to time to Assignees and Participants (including prospective Assignees and Participants). In connection with such negotiation, execution and delivery, Borrower authorizes Lender to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

(f)                 Intentionally Omitted.

(g)                Intentionally Omitted.

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(h)                Intentionally Omitted.

13.13        STAMP, INTANGIBLE AND RECORDING TAXES.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar Taxes, fees or charges and shall indemnify Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such Taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Note and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Note or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Note or any of the other Loan Documents.

13.14        LENDER’S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender, and with respect to any determination that is in the sole discretion of Lender, shall be final and conclusive absent manifest error, in the case of numerical calculations.

13.15        LENDER. Upon the occurrence and during the continuance of a Default, Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement, any of the other Loan Documents and Other Related Documents (acknowledging that Lender shall not engage such parties to perform ministerial services which Lender performs on a routine basis). Any reference Lender in any of the Loan Documents or Other Related Documents shall include Lender’s and Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

13.16        TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Collateral, the Property and Improvements satisfactory to Lender.

13.17        WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

13.18        SEVERABILITY. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be

88

invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.19        TIME. Time is of the essence of each and every term of this Agreement.

13.20        HEADINGS. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

13.21        GOVERNING LAW.

(a)                THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. BORROWER ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT AND ALL OF THE OBLIGATIONS ARISING HEREUNDER, AND UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)                BORROWER HEREBY CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE COUNTY AND STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. BORROWER FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE COUNTY AND STATE IN WHICH ANY OF THE PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH PROPERTY. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN SECTION 13.4 HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS AND/OR PURSUANT TO THE LAST PARAGRAPH HEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER

89

HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION.

(c)                PROCESS MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS REFERRED TO ABOVE.

13.22        USA PATRIOT ACT NOTICE; COMPLIANCE.

(a)                In order for the Lender to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, Lender may request, and such Lender shall provide to Lender, its name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law.

(b)                The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties, to provide to Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

13.23        INTENTIONALLY OMITTED.

13.24        INTEGRATION; INTERPRETATION. The Loan Documents and Other Related Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

13.25        JOINT AND SEVERAL LIABILITY. The liability of the Borrower and all other persons and entities obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Lender, shall be joint and several.

13.26        COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

90

13.27        LIMITED RECOURSE. The members and other direct or indirect owners of Borrower and their officers, directors, partners, members, shareholders, principals, managers, trustees, agents and affiliates (collectively, “Borrower Related Parties”) shall have no personal liability for and none of their assets shall be subject to a claim arising out of the obligations of Borrower hereunder or under any of the other Loan Documents or otherwise with respect to the Loan and the Loan Documents (other than the Guaranty and the Hazardous Materials Indemnity Agreement, in each case, to the extent that any such Borrower Related Party is a party thereto, and as more particularly set forth in such documents).

13.28        REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or their respective agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or its agents, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor their respective agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

13.29        CONFLICTS. In the event of any conflict between the terms of this Agreement and the terms of the other Loan Documents and the Other Related Documents, the terms of this Agreement shall prevail.

13.30        CONSTRUCTION OF DOCUMENTS. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement and the other Loan Documents and that this Agreement and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

13.31        INTENTIONALLY OMITTED.

13.32        ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each Lender acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

91

13.33        DISCUSSIONS WITH MORTGAGE LENDER.

In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Property, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or any other Loan Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

92

IN WITNESS WHEREOF, Borrower, and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“BORROWER” 777 TOWER MEZZANINE, LLC, a Delaware limited liability company By: /s/ Mark Phillips Name: Mark Phillips Its: Senior Vice President, Regional Counsel

Borrower’s Address:

c/o Brookfield Properties

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: Jason Kirschner

with a copy to:

c/o Brookfield Properties

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: General Counsel

with a copy to:

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention: Freddie Akrouche, Esq.

[Loan Agreement]

“LENDER”

MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company, as Lender

By: Mesa West Core Lending Fund, L.P., its sole member

By: Mesa West Core Lending Fund GP, LLC, its general partner

By: Mesa West Capital, LLC, its sole member

By: /s/ Mark Zytko

Name: Mark Zytko

Its: President

Lender’s Address:

c/o Mesa West Capital, LLC
1095 Avenue of the Americas (3 Bryant Park)
32nd Floor
New York, New York 10036
Attention: Noah Bilenker
Email: nbilenker@mesawestcapital.com

c/o Mesa West Capital, LLC
11755 Wilshire Boulevard, Suite 2100
Los Angeles, California 90025
Attention: Steve Fried
Email: sfried@mesawestcapital.com

c/o Mesa West Capital, LLC
11755 Wilshire Boulevard, Suite 2100
Los Angeles, California 90025
Attention: Loan Notices
Email: mwam@mesawestcapital.com

c/o Mesa West Capital, LLC
11755 Wilshire Boulevard, Suite 2100
Los Angeles, California 90025
Attention: Mark Zytko
Email: mzytko@mesawestcapital.com

With a copy to: Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention: L. Mark Osher
Email: mosher@gibsondunn.com

[Loan Agreement]

Schedule I – Pro Rata Shares

Lender	Commitment	Pro Rata Share

Mesa West Core Lending Fund, LLC	$50,000,000	100%

TOTALS	$50,000,000	100%

Schedule I-1

Schedule II – Existing Leases/Rent Rolls

[Redacted]

Schedule II-1

Schedule III – Litigation Disclosure

None

Schedule III-1

Schedule IV – Environmental Reports

Phase I Environmental Site Assessment by EBI Consulting, prepared for Lender, dated October 3, 2019, EBI Project Number 1119006197, RETECHS Number WF-LA-19-014747-0001-04E

Schedule IV

Schedule V – REAs

Amended and Restated Owners’ Operating and Reciprocal Easement Agreement, by and among South Figueroa Plaza Associates (as successor-in-interest to Seventh Street Plaza Associates), the Community Redevelopment Agency of the City of Los Angeles, California and PPLA Plaza Limited Partnership, dated June 20, 1986, and recorded in the Recorder’s Office of Los Angeles County, California as document 87-885291, as heretofore amended.

Schedule V

Schedule VI – Qualified Managers

[Redacted]

Schedule VI

Schedule VII – Minimum Leasing Guidelines

[Redacted]

Schedule VII

EXHIBIT A

DESCRIPTION OF PROPERTY

Exhibit A-1

EXHIBIT B – DOCUMENTS

Exhibit B-1

EXHIBIT C

INTENTIONALLY OMITTED

Exhibit C-1

EXHIBIT D – FORM OF REQUEST FOR ADVANCE

BORROWER’S REQUISITION
REQUISITION NO:

DATE:

TO:	Mesa West Core Lending Fund, LLC, as Lender :

BORROWER:	PREMISES:
PERIOD COVERED:
ACCOUNT NO.:	LOAN NO.:

Pursuant to the Mezzanine Loan Agreement (the “Loan Agreement”) for the subject Loan, Borrower hereby authorizes and requests an advance to Mortgage Borrower’s Property Account having Account No. with (name of Bank) in the amount of $____________ which is calculated as follows:

I. TI/LC Expenses incurred to the end of the Period Covered (from Schedules I and I-A hereto):	$( )

III. Applicable TI/LC Budgeted Amount	$( )

II. Less portion of Maximum Future Advance Commitment previously advanced:	$( )

IV. Less applicable Mortgage Advance Amount	$( )

V. Less applicable equity funding requirement	$( )

VI. Less amount previously requisitioned but not advanced	$( )

VII. Amount Requisitioned for the Period Covered (1-3):	$( )

Exhibit D-1

EXHIBIT A
REQUISITION NO.:

In connection with and in order to induce Lender to advance the amount requested above, Borrower represents, warrants and stipulates as follows:

a)	The information stated above and, except to the extent otherwise set forth in the Loan Agreement, the representations and warranties in Article 6 of the Loan Agreement are true and correct in all material respects as of the date of this Requisition and, unless Lender is notified to the contrary prior to the disbursement of the advance requested above, will be so on the date thereof, except (i) for any representation or warranty that, by its terms, refers to a specific date, or (ii) to the extent that the failure of any such representation or warranty to be true and correct in all material respects on and as of the date hereof and on the date of the disbursement of the advance requested above will not have a Material Adverse Effect.

b)	The amount and percentages set forth on SCHEDULES I and I-A hereto are true and correct to the best of Borrower’s knowledge.

c)	All sums previously requisitioned have been applied to the payment of the direct and indirect costs heretofore incurred or to reimburse Borrower if it has previously paid such cost, or such sums have been retained in the Property Account for such purpose and no other.

d)	Names, addresses, contract date and amounts for the contractors, sub-contractors, suppliers and materialmen responsible for performing each item of direct costs listed on SCHEDULE I and I-A hereto have been heretofore or are herewith submitted to Lender.

Capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

Very truly yours,
By:
Name:
Title:

Subscribed and sworn to

before me on ________, 20__:

___________________________

Notary Public

(Stamp and Seal)

Exhibit D-1

SCHEDULE I
REQUISITION SPREADSHEET

Exhibit D-1

SCHEDULE I-A
INFORMATION PURSUANT TO SECTIONS 3.4(a)(V) OF THE LOAN
AGREEMENT

Exhibit D-1

EXHIBIT E – INTENTIONALLY OMITTED

Exhibit E-1

EXHIBIT F – INTENTIONALLY OMITTED

Exhibit F-1

EXHIBIT G – ORGANIZATIONAL CHART OF BORROWER AND GUARANTOR

[Redacted]

Exhibit G-1

EXHIBIT H – INTENTIONALLY OMITTED

Exhibit A-2

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Mezzanine Loan Agreement dated as of [      ] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [      ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Lender and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Lender, and (2) the undersigned shall have at all times furnished Borrower and Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[    ]

EXHIBIT I-1

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Mezzanine Loan Agreement dated as of [      ] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [      ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Lender in writing, and (2) the undersigned shall have at all times furnished Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[   ]

EXHIBIT I-2

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Mezzanine Loan Agreement dated as of [      ] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [      ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[   ]

EXHIBIT I-3

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Mezzanine Loan Agreement dated as of [      ] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [      ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Lender and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Lender, and (2) the undersigned shall have at all times furnished Borrower and Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[   ]

EXHIBIT I-4

EXHIBIT J

TI/LC EXISTING OBLIGATIONS SCHEDULE

[Redacted]

EXHIBIT J

EXHIBIT K

FORM OF BORROWING CERTIFICATE

Pursuant to Section 3.4 of the Mezzanine Loan Agreement (the “Loan Agreement”) dated ___________, 2019 between 777 TOWER MEZZANINE, LLC (the “Borrower”) and Mesa West Core Lending Fund, LLC, a Delaware limited liability company, the undersigned solely in his/her capacity as __________ of Borrower and not in his/her personal capacity, hereby certifies on behalf of Borrower, as follows on the date hereof:

1.	The TI/LC Expenses that constitute tenant improvement costs for work being performed by Borrower under the applicable Lease (or any portion thereof) which are subject of the requested TI/LC Advance (the “TI Costs”) are required to be expended pursuant to the terms of the applicable Lease and the proceeds of such TI/LC Advance shall be used to complete such work in a good and workmanlike manner and substantially in accordance with all Applicable Law and the applicable Lease or to reimburse Borrower for the completion of such work in a good and workmanlike manner and substantially in accordance with all Applicable Law; and

2.	Each Person performing work in connection with the TI Costs for which the request of the TI/LC Advance has been made or, upon receipt of the requested disbursement of such TI/LC Advance, will be paid in full (subject to retainage) with respect to the portion of the TI Costs which is subject to the requested TI/LC Advance.

All terms used in this Certificate that are defined in the Loan Agreement shall have the meanings given to them therein.

Date: _____________

777 TOWER MEZZANINE, LLC,

a Delaware limited liability company

By: _______________________

Name:

Title:

EXHIBIT K